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                            Schedule 14A Information
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]
Check the Appropriate Box:

[X] Preliminary  Proxy Statement
[ ] Confidential, for Use of the Commission Only
     (as permitted by Rule 14a-6(e)(2))
[ ] Definitive  Proxy Statement
[ ] Definitive  Additional  Materials
[ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

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                             BASE TEN SYSTEMS, INC.

                 (Name of Registrant as Specified in its Charter
                                       and
                     Name of Person Filing Proxy Statement)

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Payment of Filing Fee (Check the appropriate box):

[X]     No fee required.
[ ]     Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

         1)      Title of each class of securities to which transaction applies:
                 ------------------------------------------------------
         2)      Aggregate number of securities to which transaction applies:
                 ------------------------------------------------------
         3)      Per  unit  price  or other  underlying  value  of  transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
                 ------------------------------------------------------
         4)      Proposed maximum aggregate value of transaction:
                 ------------------------------------------------------
         5)      Total fee paid:
                 ------------------------------------------------------


[ ]     Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing with which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

            Amount Previously Paid:  _____________________________________
            Form, Schedule or Registration Statement no.: _________________ Filing Party: ________________________________________________
            Date Filed:  __________________________________________________

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

                               PRELIMINARY COPY

October __, 1998

BASE TEN SYSTEMS, INC.
One Electronics Drive
P.O. Box 3151
Trenton, New Jersey  08619

                    NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                           TO BE HELD OCTOBER 23, 1998

To the Shareholders:

                  A Special Meeting of Base Ten Systems, Inc. ("Base Ten" or the "Company") will be held at the Company's offices at One Electronics Drive, Trenton, New Jersey, 08619, on Friday, October 23, 1998 at 9:00 a.m. for the following purposes:

         (1) Approval of an amendment to the Certificate of Incorporation to increase the authorized Class A Common Stock from 40 million to 60 million.

         (2) Approval of the sale and issuance of Series B, Convertible Preferred Stock.

         (3)  Approval of the issuance of Class A Common Stock Purchase Warrants
              to  Series  A  Preferred   Stock  holders   receiving   Series  B,
              Convertible Preferred Stock.

         (4) Approval of the modification of the outstanding 9.01% Convertible Subordinated Debenture.

         (5) Approval of the sale and issuance of up to 6,666,666 shares of Class A Common Stock and up to 1,000,000 Warrants to purchase Class A Common Stock.

         (6)  Approval of the  amendment  to the 1998  Directors'  Stock  Option
              Plan.

         (7) Approval of the amendment to the 1998 Stock Option and Stock Award Plan.

         Shareholders of the Company of record at the close of business on September 25, 1998 will be entitled to notice of and to vote at the Special Meeting or any adjournments or postponements thereof.


By order of the Board of Directors,


WILLIAM F. HACKETT
Secretary

                             YOUR VOTE IS IMPORTANT,
                     REGARDLESS OF HOW MANY SHARES YOU OWN.

                 TO VOTE YOUR SHARES, PLEASE MARK, SIGN AND DATE
                         THE ACCOMPANYING PROXY CARD AND
                MAIL IT PROMPTLY IN THE ENCLOSED RETURN ENVELOPE.

                                PRELIMINARY COPY

                             BASE TEN SYSTEMS, INC.
                              One Electronics Drive
                            Trenton, New Jersey 08619



                                 PROXY STATEMENT



                         SPECIAL MEETING OF SHAREHOLDERS
                           TO BE HELD OCTOBER 23, 1998



                                     GENERAL

                  This Proxy Statement is being furnished in connection with the solicitation of proxies on behalf of the Board of Directors (the "Board") of Base Ten Systems, Inc. (the "Company"), to be voted at a Special Meeting of Shareholders scheduled to be held on October 23, 1998 or any adjournments or postponements thereof (the "Special Meeting"). This Proxy Statement and the enclosed form of proxy are first being mailed to shareholders on or about October 6, 1998. Upon request, additional copies of the proxy materials will be furnished without cost to brokers and other nominees for forwarding to beneficial owners of shares held in their names.

                  There are seven matters to be considered and voted on at the Special Meeting as set forth in the accompanying Notice of Special Meeting. None of the matters to be considered at the Special Meeting give rise to a shareholder's right of appraisal under the New Jersey Business Corporation Act.

                  Shareholders of record as of the close of business on September 25, 1998 are entitled to notice of and to vote at the Special Meeting. As of July 31, 1998, there were 10,022,337 shares of the Company's Class A Common Stock, 79,685 shares of its Class B Common Stock, and 18,259.375 shares of the Company's Series A, Convertible Preferred Stock (the "Series A Preferred Stock"), issued and outstanding.

                  Each share of Class A Common Stock and Class B Common Stock is entitled to one vote on all matters. The holders of Series A Preferred Stock have the same voting rights on all matters as the holders of Class A Common Stock, calculated as if all shares of Series A Preferred Stock had been converted into shares of Class A Common Stock on the record date for any such vote, subject to limitations applicable to certain holders. On September 25, 1998, the record date for the Special Meeting, each share of Series A Preferred Stock was convertible into _______ shares of Class A Common Stock (the "Class A Equivalence"). The holders of Class A Common Stock, Class B Common Stock and Series A Preferred Stock vote together as one class. Each holder of Class A Common Stock, Class B Common Stock and Series A Preferred Stock (at its Class A Equivalence) will be entitled to one vote per share of stock held.

                  A majority of the outstanding shares of the Company entitled to vote, represented in person or by proxy, will constitute a quorum at the Special Meeting.

                  All properly executed proxies received prior to the Special Meeting will be voted in accordance with the instructions marked on the proxy cards. If no such instructions are provided, it is the intention of the persons named in the enclosed proxy to vote "for" each of the proposals described in the Notice of Meeting, and, with respect to any other matter as may be properly presented at the Special Meeting, in accordance with their best judgment. A shareholder giving a proxy may revoke it at any time by giving written notice of revocation to the Secretary of the Company before it is voted, by executing a proxy bearing a later date and delivering it to the Secretary of the Company prior to the earlier proxy being voted, or by attending the Special Meeting and voting in person. Abstentions and broker non-votes are counted for purposes of determining the number of shares represented at the Special Meeting for purposes of determining a quorum, but are not deemed to be votes cast concerning a proposal. Broker non-votes occur when a broker nominee (which has voted on one or more matters at the Special Meeting) does not vote on one or more other matters at the Special Meeting because it has not received instructions to so vote from the beneficial owner and does not have discretionary authority to vote.

                  The cost of soliciting any proxies will be borne by the Company. The Company has retained, ____________________, a proxy solicitation firm, to assist with the solicitation at customary rates, plus reimbursement of out of pocket expenses. The Company will reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding proxy materials to beneficial owners. Proxies may be solicited by the Company's directors, officers and regular employees, without additional compensation, in person or by telephone or telecopier.

                  On October 31, 1997, Myles M. Kranzler, founder, Chairman of the Board, President and Chief Executive Officer of the Company for thirty-two years, retired as President and Chief Executive Officer, and on December 31, 1997, retired as Chairman of the Board and a director. Mr. Kranzler has continued as a consultant and advisor to the Company. Thomas E. Gardner was appointed to the Board as Co-Chairman of the Board, President and Chief Executive Officer, replacing Mr. Kranzler. Also, in connection with the sale of the Company's Government Technology Division to Strategic Technology Systems, Inc., Edward J. Klinsport resigned as Executive Vice President, Chief Financial Officer and Secretary of the Company on December 31, 1997 and resigned as a director on January 13, 1998. In April 1997, Bruce D. Cowen, a Class A director, resigned from the Board for personal reasons and the Board appointed David C. Batten as a director. In January 1998, William H. Sword was appointed as a director. In February 1998, Alan J. Eisenberg separated from the Company as Executive Vice President and a director. On April 16, 1998, Alexander M. Adelson resigned as Co-Chairman of the Board and the Board appointed Thomas E. Gardner as Chairman of the Board. In April 1998, Carl W. Schafer was appointed as a director. In July 1998, Richard J. Farrelly announced his retirement from the Company, effective August 27, 1998.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Set forth below is information concerning beneficial ownership of Class A Common Stock and Class B Common Stock as of July 31, 1998 by (i) each of the current directors, (ii) each of the Named Executive Officers listed in the Summary Compensation Table, (iii) all current directors and executive officers of the Company as a group, and (iv) all persons known by the Company to be the beneficial owners of 5% or more of Class A Common Stock or Class B Common Stock.



                                                Shares                                     Percent  of Voting Power
Name                                         Beneficially                  Percent         Represented by Class A and
                                               Owned (1)                  of Class         Class B Combined (2)
------------------------------------ ----------------------------- ----------------------- --------------------------------
Thomas E. Gardner (3) (4)            Class A -             382,500             3.68                    3.7
                                     Class B -                   0                0

Alexander M. Adelson (3) (4)         Class A -             562,916             5.35                    5.3
                                     Class B -                   0                0

David C. Batten (3) (4)              Class A -             108,900             1.08                    1.1
                                     Class B -                   0                0

Alan S. Poole (3) (4)                Class A -              90,000             0.90                    0.9
                                     Class B -                   0                0

Carl W. Schafer (4)                  Class A -              80,000             0.79                    0.8
                                     Class B -                   0                0

William H. Sword (4)                 Class A -              80,000             0.79                    0.8
                                     Class B -                   0                0

Jesse L. Upchurch (5)                Class A -           2,553,353            23.59                  23.41
                                     Class B -               2,000             2.51

Kevin Lockhart                       Class A -             784,852             7.83                    7.8
                                     Class B -                   0                0

Richard J. Farrelly (3)              Class A -              73,920             0.73                    0.7
                                     Class B -                   0                0

Myles M. Kranzler (3)(6)             Class A -             211,120             2.06                    2.1
                                     Class B -                   0                0

Edward J. Klinsport (3)(6)           Class A -             174,035             1.71                    1.7
                                     Class B -                   0                0

Alan J. Eisenberg (3)                Class A -             173,280             1.70                    1.7
                                     Class B -                   0                0

Frank W. Newdeck (3)                 Class A -              24,480             0.24                    0.2
                                     Class B -                   0                0

D&O as a group                       Class A -           1,637,036            14.15                   14.1
(11 persons) (3) (4)                 Class B -                   0                0


(1) Ownership of shares of Class A Stock Common included in the above table includes shares issuable upon (a) conversion of Class B Common Stock in accordance with the terms thereof (one and one-half shares of Class A Common Stock for each share of Class B Common Stock), (b) exercise of outstanding options and warrants to purchase Class A Common Stock which are currently exercisable or exercisable within 60 days of July 31, 1998, and
     (c) conversion of outstanding convertible debentures.

(2) Assumes exercise of options and warrants which are currently exercisable or are exercisable within 60 days of July 31, 1998, but not the conversion of Class B Common Stock to Class A Common Stock. Percentages would be reduced if the voting power of the Series A Preferred Stock were included, because the holders of Series A Preferred Stock have the same voting rights on all matters as the holders of Class A Common Stock, calculated as if all shares of Series A Preferred Stock had been converted into shares of Class A Common Stock on the record date for any such vote, subject to limitations applicable to certain holders.

(3) Includes as to (a) Mr. Gardner 382,500 shares, (b) Mr. Adelson 490,500 shares, (c) Mr. Poole 90,000 shares, (d) Mr. Batten 90,000 shares, (e) Mr. Schafer 80,000 shares, (f) Mr. Sword 80,000 shares, (g) Mr. Farrelly 72,920 shares, (h) Mr. Kranzler 211,000 shares, (i) Mr. Klinsport 159,740 shares,
     (j) Mr. Eisenberg 173,280, (k) Mr. Newdeck 24,480 shares, and (l) all directors and executive officers as a group 1,549,720 shares of Class A Common Stock, issuable upon the exercise of outstanding options or warrants which are currently exercisable or exercisable within 60 days of July 31, 1998.

(4) Includes, subject to shareholder approval of Proposals 5 and 6 to this Proxy Statement, as to (a) Mr. Gardner 250,000 shares, (b) Mr. Adelson 40,000 shares, (c) Mr. Poole 40,000 shares, (d) Mr. Batten 40,000 shares,
     (e) Mr. Schafer 40,000 shares, (f) Mr. Sword 40,000 shares, and (g) all directors and executive officers as a group 560,000 shares of Class A Common Stock granted and exercisable under the 1998 Directors' Stock Option Plan or the 1998 Stock Option and Stock Award Plan.

(5) Based in part on a Statement on Schedule 13D and a Statement of Changes in Beneficial Ownership on Form 4 filed with SEC, represents (i) 1,018,650 shares of Class A Common Stock held directly by the Estate of Constance Upchurch, of which Mr. Upchurch is the executor and beneficiary (the "Estate"), (ii) 209,900 shares of Class A Common Stock held by a corporation of which Mr. Upchurch is the sole shareholder, (iii) 521,803 shares of Class A Common Stock held directly by Mr. Upchurch, (iv) 3,000 shares of Class A Common Stock issuable upon conversion of 2,000 shares of Class B Common Stock held directly by the Estate, and (v) 800,000 shares of Class A Common Stock issuable upon conversion of the Company's 9.01% Convertible Subordinated Debentures due August 31, 2003. Mr. Upchurch would beneficially hold _____% of the outstanding Class A Common Stock if (i) Proposal 4 to this Proxy Statement is approved and the number of shares of Class A Common Stock issuable upon conversion of the 9.01% Debenture would increase from 800,000 to 2,500,000, and (ii) Proposal 5 to this Proxy Statement is approved and all 6,666,666 shares of Class A Common Stock are issued to Mr. Upchurch.

(6) Includes (a) as to Mr. Kranzler 20 shares of Class A Common Stock owned by his wife and (b) as to Mr. Klinsport 10 shares of Class A Common Stock and 11,000 shares of Class A Common Stock issuable upon the exercise of outstanding options owned by his wife.

          APPROVAL OF AN AMENDMENT TO THE CERTIFICATE OF INCORPORATION
                 TO INCREASE THE AUTHORIZED CLASS A COMMON STOCK

                                  (Proposal 1)

                  The Company's Certificate of Incorporation currently authorizes the issuance of a total of 40,000,000 shares of Class A Common Stock, 2,000,000 shares of Class B Common Stock, and 997,800.9375 shares of Preferred Stock, each with a par value of $1.00 per share. Of the currently authorized capital stock, as of July 31, 1998, 7,829,060 shares of Class A Common Stock were issued and outstanding, 444,879 shares of Class B Common Stock were issued and outstanding, and 18,177.734375 shares of Series A Preferred Stock were issued and outstanding. In addition, as of the date of this Proxy Statement, an aggregate of [9,160,528] shares of Class A Common Stock was reserved for issuance as set forth in the following table:


                                                               Number of
Shares of Class A Common Stock Reserved for Issuance           Shares Reserved


Class A Common Stock Warrants                                  [1,935,100]
Class A Common Stock Options                                   [2,718,109]
Conversion of Class B Common Stock                                 667,319
Conversion of Convertible Debentures                               800,000
Conversion of Series A Preferred Stock                           3,040,000


                  At this Special Meeting shareholders are being asked to approve the issuance of up to 4,544,500 shares of Class A Common Stock upon conversion of Series B Convertible Preferred Stock; the issuance of an additional 1,700,000 shares of Class A Common Stock under the terms of a 9.01% Convertible Subordinated Debenture; the issuance of up to 6,666,666 shares of Class A Common Stock; an amendment to the 1998 Directors' Stock Plan under which an additional 400,000 shares of Class A Common Stock would currently be reserved for issuance; and an amendment to the 1998 Stock Option and Stock Award Plan under which an additional 2,000,000 shares of Class A Common Stock would currently be reserved for issuance; for a total of 15,311,166 shares of Class A Common Stock which would currently be reserved assuming such proposals are approved by shareholders. If Proposal 2 of this Proxy Statement is approved by the shareholders, the number of shares of Class A Common Stock reserved for conversion of Series A Preferred Stock would be reduced based upon the number of shares of Series A Preferred Stock that are exchanged for shares of Series B Preferred Stock.

                  After giving effect to all shares of Class A Common Stock reserved and to be reserved for issuance, the Company believes it should have additional uncommitted shares of Class A Common Stock available for use in future transactions.

                  The Board of Directors has adopted a proposed amendment to the Company's Certificate of Incorporation to increase the number of authorized shares of Class A Common Stock from 40,000,000 to 60,000,000.

                  The additional shares, if so authorized, could be issued at the discretion of the Board without any further action by shareholders (except as required by applicable law or regulation) in connection with acquisitions, efforts to raise additional capital, issuances of additional options, stock awards or warrants, and other corporate purposes. Shares of Class A Common Stock will be issued only upon a determination by the Board that a proposed issuance is in the best interest of the Company and its shareholders.

                  The Company currently has no plans or commitments that would involve the issuance of additional shares of Class A Common Stock, other than as listed in the table above. However, in connection with future capital needs, the Board may from time to time consider issuing shares of Class A Common Stock in one or more capital financings or using shares of Class A Common Stock as a component thereof, including derivative securities such as convertible instruments or stock purchase warrants.

                  The Company believes that acquisition opportunities may be available to it. The increase in authorized shares would allow the Board to consider and, if in the best interest of the Company and its shareholders, take advantage of such acquisition opportunities. In addition, the flexibility vested in the Board to authorize the issuance and sale of authorized but unissued shares of Class A Common Stock and/or to issue Preferred Stock in one or more series could enhance the Board's bargaining capability on behalf of the Company's shareholders in a takeover situation and could, under some circumstances, be used to render more difficult or discourage a merger, tender offer or proxy contest, the assumption of control by a holder of a large block of the Company's securities, or the removal of an incumbent management, even if such a transaction were favored by the holders of the requisite number of the then outstanding shares. Accordingly, shareholders of the Company might be deprived of an opportunity to consider a takeover proposal which a third party might consider if the Company did not have a sufficient number of uncommitted authorized and unissued shares of Class A Common Stock.

                  The Company has in place certain provisions which have an anti-takeover effect. The Company's Certificate of Incorporation currently includes provisions which provide, among other things, (i) for a classified board of directors, and (ii) any merger or consolidation of the Company or any sale, lease or other disposition of all or substantially all of the assets of the Company, if not in the usual and regular course of business, currently requires the affirmative vote of 75% of the votes cast by the holders entitled to vote thereon.

                  This proposal is not the result of management's knowledge of any specific effort to accumulate the Company's securities or to obtain control of the Company by means of a merger, tender offer, proxy solicitation in opposition to management or otherwise. The Company is not submitting this proposal to enable it to frustrate any efforts by another party to acquire a controlling interest or to seek Board representation.

                  The submission of this proposal is not a part of any plan by the Company's management to adopt a series of amendments to the Certificate of Incorporation or by-laws so as to render a takeover of the Company more difficult. Except as indicated above, management is not aware of the existence of any other provisions in the Certificate of Incorporation or by-laws having an anti-takeover effect.

                  The Certificate of Incorporation does not provide for cumulative voting. As a result, in order to be ensured of representation on the Board, a shareholder must control the votes of a majority of the shares of the class(es) of stock entitled to elect a particular director, present and voting at a shareholders' meeting at which a quorum is present. The lack of cumulative voting requires an entity seeking a takeover to acquire a substantially greater number of shares to ensure representation on the Board than would be necessary were cumulative voting available.

Vote Required To Approve Proposal 1

                  The Board of Directors has determined that the increase in the authorized Class A Common Stock is in the best interests of the Company and its shareholders and, as provided by the New Jersey Business Corporation Act, has directed that this Proposal be submitted to a vote of the shareholders.

                  The approval of Proposal 1 requires the affirmative vote of two-thirds of the votes cast by the holders of the outstanding Class A Common Stock, Class B Common Stock and Series A Preferred Stock, voting together as a group.

            THE BOARD OF DIRECTORS IS OF THE VIEW THAT PROPOSAL 1 IS
        IN THE BEST INTERESTS OF THE COMPANY AND ALL OF ITS SHAREHOLDERS
            AND RECOMMENDS A VOTE FOR THE APPROVAL OF PROPOSAL 1.

                      APPROVAL OF THE SALE AND ISSUANCE OF
                      SERIES B, CONVERTIBLE PREFERRED STOCK

                                  (Proposal 2)

General

                  The Board of Directors has approved an amendment to the Company's Certificate of Incorporation which would create Series B, Convertible Preferred Stock (the "Series B Preferred Stock"). The Participating Holders (as defined herein) would exchange shares of Series A Preferred Stock for an equal number of shares of Series B Preferred Stock upon the Effective Date (as defined herein) (the "Exchange"). An analysis of the Exchange from the standpoint of the Participating Holders, the holders of Series A Preferred Stock that are not Participating Holders, and the holders of the Class A Common Stock and Class B Common Stock is presented in the section entitled "Reasons for the Exchange."

History

                  In December 1997, the Company sold and issued an aggregate of $19 million of Series A Preferred Stock to eight institutional investors in two tranches. The initial tranche of $9.375 million of the Series A Preferred Stock was sold and issued on December 4, 1997. After obtaining shareholder approval on December 31, 1997, the Company sold and issued the second tranche of $9.625 million of Series A Preferred Stock. In September 1998, the Board of Directors of the Company approved an amendment to the Company's Certificate of Incorporation which would create the Series B Preferred Stock and approved the Exchange.

                  The Board of Directors also approved the issuance of 80,000 Class A Common Stock Purchase Warrants to the Series A Preferred Stock holders for each $1 million of Series A Preferred Stock held on September 1, 1998, which is being submitted for shareholder approval as Proposal 3 of this Proxy Statement. The Board of Directors believes that Proposal 2 and Proposal 3 are interrelated and intended together to address modifications to the securities issued in December 1997. Accordingly, if Proposal 2 and Proposal 3 are not both approved by the shareholders, the Board of Directors may not effectuate either Proposal 2 or Proposal 3.

                  The Company is currently negotiating an agreement with the Series A Preferred Stock holders with respect to the Exchange. The Company anticipates that holders of at least two-thirds of the Series A Preferred Stock would approve this Proposal 2 and would participate in the Exchange (the "Participating Holders"), so long as the Exchange and the registration statement covering the resale of the shares of Class A Common Stock underlying the Series B Preferred Stock and the additional Class A Common Stock Purchase Warrants (the "Registration Statement") are effective on or before December 31, 1998 and Proposal 3 of this Proxy Statement is approved by the shareholders.

Comparison of Series A Preferred Stock and Series B Preferred Stock

                  The terms of the Series B Preferred Stock are identical in all material respects to the terms of the Series A Preferred Stock, except as described below.

                  The conversion price of the Series B Preferred Stock would be $4.00, whereas the conversion price of the Series A Preferred Stock is equal to the lesser of (i) $16.25 or (ii) the Weighted Average Price of the Class A Common Stock prior to the conversion date. The Weighted Average Price is defined as the volume weighted average price of Class A Common Stock on The Nasdaq Stock Market, Inc. National Market System ("Nasdaq") over any two trading days (selected by the holder) in the 20 trading day period ending on the day prior to the date the holder gives notice of conversion (excluding the lowest closing bid price in that period).

                  The number of shares of Class A Common Stock that would be issuable upon conversion of all shares of Series B Preferred Stock is fixed based upon the fixed conversion price, whereas no more than 3,040,000 shares of Class A Common Stock may be issued upon conversion of all shares of Series A Preferred Stock. A holder of Series A Preferred Stock has the option to receive a subordinated 8% promissory note for any Series A Preferred Stock the holder is unable to convert due to the cap amount. The fixed conversion price of the Series B Preferred Stock would allow for the conversion of all of the Series B Preferred Stock. Accordingly, the Series B Preferred Stock would not provide the holder with the option to receive a subordinated 8% promissory note.

                  Assuming the exchange of two-thirds of the outstanding Series A Preferred Stock, the lower conversion price of the Series B Preferred Stock would result, upon conversion, in the issuance of approximately 3,263,250 shares of Class A Common Stock, which would be approximately 1,174,770 shares more than the number of shares of Class A Common Stock currently issuable upon conversion of approximately two-thirds of the Series A Preferred Stock (adjusted downward to account for any conversions of Series A Preferred Stock prior to the Effective Date). The current conversion price of the Series A Preferred Stock is subject to certain anti-dilution adjustments which would also be applicable to the Series B Preferred Stock.

                  The Series A Preferred Stock provides that the Company is obligated to pay a cumulative dividend of 8.0% per annum during quarters in which the closing bid price for the Class A Common Stock is less than $8.00 for any 10 consecutive trading days. The Series B Preferred Stock would not provide for the payment of a dividend in those circumstances. Under the terms of the Series A Preferred Stock, the dividend is payable in cash or in additional shares of Series A Preferred Stock at the Company's option, however, if the Company pays the dividend in Series A Preferred Stock, the amount of such payment is equal to 125% of the cash amount due. The Participating Holders of the Series A Preferred Stock would receive additional Series B Preferred Stock in lieu of their right to receive a cumulative dividend of 8.0% per annum during the fourth quarter of 1998 in the event that the closing bid price for the Company's Class A Common Stock is less than $8.00 for any 10 consecutive trading days in the fourth quarter of 1998.

                  The Series A Preferred Stock provides that reacquired shares, upon cancellation, shall not be reissued whereas the Series B Preferred Stock provides that reacquired shares, upon cancellation, shall not be reissued as shares of Series B Preferred Stock. This change is not a material substantive change but has been included to avoid filings with the Secretary of State of the State of New Jersey reflecting each conversion.

                  The Exchange would become effective (the "Effective Date") following (i) approval of the Exchange by the shareholders, (ii) the filing of a Certificate of Amendment to the Company's Certificate of Incorporation with the Secretary of State of the State of New Jersey, and (iii) the effectiveness of the Registration Statement. No exchange of certificates representing Series A Preferred Stock would be required in connection with the Exchange.


Description of  Series B, Convertible Preferred Stock


                  Term. The Series B Preferred Stock would mature on December 15, 2000.


                  Mandatory Redemption on Maturity. Any Series B Preferred Stock still outstanding after December 15, 2000 would be redeemed in either cash or at the Company's option, in Class A Common Stock. If the Company elects to make the redemption in Class A Common Stock, the amount of such payment would be 125% of the original purchase price.


                  Dividends and Illiquidity Payments. The holders of Series B Preferred Stock would be entitled to receive dividends when and if declared by the Board of Directors, out of funds legally available therefor. The holders of Series B Preferred Stock would be entitled to participate with the holders of the Class A Common Stock so that the holders of Series B Preferred Stock would receive with respect to each share of Series B Preferred Stock an amount equal to (x) the dividend payable with respect to each share of Class A Common Stock multiplied by (y) the number of shares of Class A Common Stock into which each share of Series B Preferred Stock is convertible as of the record date for such dividend. A payment of 8.0% per annum would be payable to any holder of Series B Preferred Stock which is subject during any quarter to a standstill period (as described below) following a Company underwritten public offering or which is non-convertible because of the limitations described below. Such payment would be payable only prior to conversion, and payable in cash or additional Series B Preferred Stock at the Company's option; however, if the Company elects to pay the dividend in Series B Preferred Stock, the amount of such payment would be 125% of the cash amount due.


                  Liquidation Preference. The Series B Preferred Stock would have a liquidation preference as to principal amount and any accrued and unpaid dividends.


                  Conversion Rights. The Series B Preferred Stock would be convertible at any time or from time to time into Class A Common Stock, at a conversion price equal to $4.00.


                  Company Redemption Right. The Company would have the right, at any time, to redeem all or any part of the outstanding Series B Preferred Stock at 130% of their original purchase price.


                  Voting Rights. The holders of the Series B Preferred Stock would have the same voting rights as the holders of Class A Common Stock, calculated as if all outstanding shares of Series B Preferred Stock had been converted into shares of Class A Common Stock on the record date for determination of shareholders entitled to vote on the matter presented.


                  Warrants. For each $1 million of the Series A Preferred Stock outstanding on September 1, 1998, the Participating Holder would receive four-year warrants to purchase 80,000 shares of Class A Common Stock exercisable at $3.00 per share. The issuance of one-half of the warrants would be effected by modifying existing warrants held by the Participating Holders, as discussed in Proposal 3 of this Proxy Statement.


                  Right of First Refusal. So long as the Series B Preferred Stock remains outstanding, each holder has the right (with certain exceptions) to purchase, on five days notice, up to that portion of any future equity financing by the Company which would be sufficient to enable the holder to maintain its percentage interest in the Company's equity on a fully diluted basis.


                  Five Percent Limitation. The holders of the Series B Preferred Shares would not be entitled to receive shares of Class A Common Stock upon a conversion to the extent that the sum of (i) the number of shares of Class A Common Stock beneficially owned by the holder and its affiliates (exclusive of shares of Class A Common Stock issuable upon conversion of the unconverted portion of the Series B Preferred Stock and shares of Class A Common Stock issuable upon conversion or exercise of any other securities of the Company) and
(ii) the number of shares of Class A Common Stock issuable upon conversion of the Series B Preferred Stock then being converted, would result in beneficial ownership by the holder and its affiliates of more than 4.9% of the outstanding Class A Common Stock.


                  Registration. The Company would grant the holders of the Series B Preferred Stock mandatory registration rights with respect to the resale of the shares of Class A Common Stock underlying the Series B Preferred Stock and the shares of Class A Common Stock underlying the warrants to be issued to the holders of the Series B Preferred Stock. The holders of the Series B Preferred Stock would agree, if requested by a managing underwriter, to a 90-day standstill period following any underwritten Company public offering during which period the holders may not sell the Class A Common Stock underlying both the Series B Preferred Stock and the warrants issued to the holders, but not in excess of two such standstills in any 18-month period. In the event a standstill period is effective, the maturity date of the Series B Preferred Stock would be extended by the duration of the standstill period.

Description Of Existing Capital Stock

General.
                  The authorized capital stock of the Company currently consists of 40,000,000 shares of Class A Common Stock, 2,000,000 shares of Class B Common Stock and 997,800.9375 shares of Preferred Stock, all of which have a par value of $1.00 per share. The Company has designated 18,177.734375 shares of the Preferred Stock as Series A Preferred Stock.


Common Stock
                  Dividends. Both classes of the Company's Common Stock have identical cash and property dividend rights. Cash or property dividends can be declared and paid on the Class A Common Stock and Class B Common Stock as a single class. If a dividend is paid, the same amount shall be paid in respect of each outstanding share of Class A Common Stock or Class B Common Stock.

                  If at any time a distribution is to be paid in Class A Common Stock or Class B Common Stock (a "share distribution"), only shares of Class A Common Stock may be paid to holders of Class A Common Stock and only shares of Class B Common Stock may be paid to holders of Class B Common Stock. Whenever a share distribution is paid, the same number of shares shall be paid in respect of each outstanding share of Class A Common Stock or Class B Common Stock. The Company cannot combine or subdivide shares of either of such classes without at the same time making a proportionate combination of shares of the other of such classes.

                  Voting Rights. Except for class votes as required by law or the Company's Certificate of Incorporation (and subject to voting rights that may be granted to any holders of Preferred Stock), holders of both classes of Common Stock vote or consent as a single class on all matters, including the election of directors, with each share of Class A Common Stock and each share of Class B Common Stock having one vote per share.

                  All directors of the Company who have previously been elected by the holders of Class A Common Stock as a class and all directors who had previously been elected by the holders of Class B Common Stock as a class will be considered as having been elected by the holders of Class A Common Stock and Class B Common Stock voting together.

                  The holders of Class A Common Stock and Class B Common Stock, voting as a single class, shall be entitled to vote as a separate class on the removal, for cause, of any director (subject to voting rights of Preferred Stock).

                  Conversion. At the option of the holder of record, each share of Class B Common Stock is convertible at any time into 1 1/2 shares of Class A Common Stock (subject to adjustment in the event of a capital reorganization, reclassification, consolidation, merger or sale of all or substantially all of the Company's assets, as provided in the Certificate of Incorporation). The Class A Common Stock is not convertible.

                  Other Rights. Shareholders of the Company's Common Stock have no preemptive or other rights to subscribe for additional shares. On liquidation, dissolution or winding up of the Company, all shareholders of common stock, regardless of class, are entitled to share ratably in any assets available for distribution. No shares of either class are subject to redemption. All outstanding shares are fully paid and non-assessable.

                  Transfer Agent. The transfer agent and registrar for shares of the Class A Common Stock and Class B Common Stock is American Stock Transfer & Trust Company, 40 Wall Street, New York, New York 10005.


Preferred Stock

         General. The Company's Board of Directors is empowered to fix the designations, powers, preferences and relative, participating, optional or other special rights of the Preferred Stock and the qualifications, limitations or restrictions of those preferences or rights.


                  Series A Preferred Stock. As of the date of this Proxy Statement, the Company had issued 18,177.734375 shares of Series A Preferred Stock. Holders of Series A Preferred Stock have the following rights, privileges and preferences:


                  Term; Dividends and Illiquidity Payments. The Series A Preferred Stock have a term of three years and pay a cumulative dividend of 8.0% per annum during any quarter in which the closing bid price for the Class A Common Stock is less than $8.00 for any 10 consecutive trading days. An equivalent payment is payable to any holder of Series A Preferred Stock which is subject during any quarter to a standstill period (as described below) following a Company underwritten public offering or which is non-convertible because of the limitations described below. Such dividends and payments are payable only prior to conversion, and payable in cash or additional shares of Series A Preferred Stock at the Company's option; however, if the Company elects to pay the dividend in Series A Preferred Stock, the amount of such payment will be 125% of the cash amount due.


                  Liquidation Preference. The Series A Preferred Stock has a liquidation preference of $1,000 plus any accrued and unpaid dividends.


                  Conversion Rights. The Series A Preferred Stock is convertible at any time or from time to time into Class A Common Stock, at a conversion price equal to the lesser of (i) $16.25 per share, or (ii) the Weighted Average Price of the Class A Common Stock prior to the conversion date. Weighted Average Price is defined as the volume weighted average price of Class A Common Stock on Nasdaq (as reported by Bloomberg Financial Markets) over any two trading days in the 20 trading day period ending on the day prior to the date the holder gives notice of conversion (excluding the lowest closing bid price in the period). The holder has the right to select such two days. No more than 3,040,000 shares of Class A Common Stock shall be issued upon conversion of all of the Series A Preferred Stock, except for additional shares of Class A Common Stock issuable pursuant to anti-dilution provisions. Any Series A Preferred Stock remaining outstanding because of this limitation may be redeemed at the holder's option for a subordinated 8% promissory note maturing when the Series A Preferred Stock would have matured.


                  Company Redemption Right. The Company has the right, at any time, to redeem all or any part of the outstanding Series A Preferred Stock or subordinated notes at 130% of their original purchase price.


                  Mandatory Redemption on Maturity. Any Series A Preferred Stock or subordinated notes still outstanding three years after issuance must be redeemed in either cash or at the Company's option, in Class A Common Stock. If the Company elects to make the redemption in Class A Common Stock, the amount of such payment will be 125% of the original purchase price.


                  Voting Rights. The holders of the Series A Preferred Stock have the same voting rights as the holders of Class A Common Stock, calculated as if all outstanding shares of Series A Preferred Stock had been converted into shares of Class A Common Stock on the record date for determination of shareholders entitled to vote on the matter presented.


                  Warrants. For each $1 million of the Series A Preferred Stock purchased, the purchaser received five-year warrants to purchase 40,000 shares of Class A Common Stock exercisable at $16.25 per share.


                  Right of First Refusal. So long as the Series A Preferred Stock remains outstanding, each holder has the right (with certain exceptions) to purchase, on five days notice, up to that portion of any future equity financing by the Company which would be sufficient to enable the holder to maintain its percentage interest in the Company's equity on a fully diluted basis.


                  Five Percent Limitation. The holders of the Series A Preferred Stock are not entitled to receive shares of Class A Common Stock upon a conversion to the extent that the sum of (i) the number of shares of Class A Common Stock beneficially owned by the holder and its affiliates (exclusive of shares of Class A Common Stock issuable upon conversion of the unconverted portion of the Series A Preferred Stock and shares of Class A Common Stock issuable upon conversion or exercise of any other securities of the Company) and
(ii) the number of shares of Class A Common Stock issuable upon conversion of the Series A Preferred Stock then being converted, would result in beneficial ownership by the holder and its affiliates of more than 4.9% of the outstanding Class A Common Stock.


                  Registration. The Company granted the holders of the Series A Preferred Stock mandatory registration rights with respect to the resale of the shares of Class A Common Stock underlying the Series A Preferred Stock
(including any Series A Preferred Stock which may be issued as a dividend) and the shares of Class A Common Stock underlying the warrants issued to the holders of the Series A Preferred Stock. The holders of the Series A Preferred Stock have agreed, if requested by a managing underwriter, to a 90-day standstill period following any underwritten Company public offering during which period the holders may not sell the Class A Common Stock underlying both the Series A Preferred Stock and the warrants issued to the holders, but not in excess of two such standstills in any 18-month period. In the event a standstill period is effective, the maturity date of the Series A Preferred Stock would be extended by the duration of the standstill period.

Reasons For The Exchange

                  The primary purpose of the Exchange is to exchange all or a portion of the outstanding shares of Series A Preferred Stock for shares of Series B Preferred Stock that are more attractive from the standpoint of the Company and all of its shareholders. In particular, the elimination of the subordinated 8% promissory note was considered by the Board. In approving the Exchange, the Board of Directors was of the opinion that the Exchange would present to the investment community a stronger and more attractive capital structure and would be in the best interests of the Company and all of its shareholders.

                  The Board also considered the potential impact of the Exchange and the lower conversion price of the Series B Preferred Stock on the trading market for the Class A Common Stock. Assuming that two-thirds of the shares of Series A Preferred Stock outstanding as of the date of this Proxy Statement were converted into Class A Common Stock immediately prior to the Effective Date, a total of approximately 1,939,040 shares of Class A Common Stock would be issued and outstanding, assuming a conversion price of $6.25 (which is the average aggregate conversion price of the Series A Preferred Stock initially issued due to the cap amount). Conversions at a conversion price lower than $6.25 could result in the issuance of a subordinated 8% promissory note for any Series A Preferred Stock the holder was unable to convert due to the cap amount. Assuming approval of the Exchange and considering the $4.00 conversion price of the Series B Preferred Stock, an aggregate of approximately 3,029,750 shares of Class A Common Stock would be issued upon conversion of the Series B Preferred Stock (assuming the exchange of two-thirds of the outstanding shares of Series A Preferred Stock). Therefore, based on the number of shares of Series A Preferred Stock outstanding as of the date of this Proxy Statement and assuming the exchange of two-thirds of the outstanding Series A Preferred Stock and conversion of all Series B Preferred Stock following the Effective Date, an increase of approximately ___% of the outstanding Class A Common Stock, or approximately 1,090,710 shares, would result from the lower conversion price afforded to the Participating Holders. Assuming the Exchange is approved by the shareholders, the Company expects to apply for listing on Nasdaq of all of the additional shares of Class A Common Stock which would be issuable under the Series B Preferred Stock.

                  The Company would register the resale of the shares of Class A Common Stock underlying the Series B Preferred Stock under the Securities Act of 1933.

                  If the Exchange is effected, the Company would agree that it would not issue Class A Common Stock or securities convertible into Class A Common Stock at a discount to prevailing market prices at the time of issuance or, in the case of variable convertible securities, at the time of conversion, for a period commencing on the Effective Date and ending on the day preceding the first anniversary of the Effective Date.

                  The Exchange was approved by the Board based on its subjective determination, without the participation or review by an outside financial advisor, that the Exchange was fair to shareholders as a group and to each class of shareholders. The Board determined that the lower conversion price afforded to holders of Series B Preferred Stock was appropriate when considered with the elimination of the holder's option to receive a subordinated 8% promissory note for any Series A Preferred Stock that the holder was unable to convert due to the cap amount, and the cumulative dividend of 8.0% per annum during any quarter in which the closing bid price for the Class A Common Stock is less than $8.00 for any 10 consecutive trading days.

                  Shareholder approval of the Exchange will meet the criteria for continued inclusion of the Class A Common Stock on Nasdaq. Specifically, the Nasdaq rules require an issuer that has securities listed on Nasdaq to seek shareholder approval of any issuance of securities that will result in the issuance of shares representing 20% or more of the issuer's outstanding voting common stock prior to the issuance, at a price per share below the market price of the issuer's voting common stock at the time of the issuance. The Exchange is to be considered in the context of the initial issuance of the Series A Preferred Stock and is to be aggregated with issuances related to the initial transaction at that time. As required by the Nasdaq rules, shareholder approval of the Exchange is required because the Series B Preferred Stock would have a $4.00 conversion price, which is below the market price of the Class A Common Stock on the date shares of Series A Preferred Stock were issued. Shareholder approval under the Nasdaq rules requires the affirmative vote of a majority of the total votes cast.

                  From the standpoint of the Participating Holders, the shares of Series B Preferred Stock the Participating Holders would receive in the Exchange would have a fixed conversion price which would be a lower conversion price than that of the Series A Preferred Stock and would allow for the conversion of all shares of Series B Preferred Stock into shares of Class A Common Stock. This would result in the issuance of more shares of Class A Common Stock upon conversion of the Series B Preferred Stock then permitted upon conversion of the Series A Preferred Stock. The Participating Holder would not have the option to receive a subordinated 8% promissory note for any Series A Preferred Stock the Participating Holder was unable to convert as a result of the elimination of a cap amount. The right to receive a cumulative dividend of 8.0% per annum during any quarter in which the closing bid price for the Class A Common Stock trades at less than $8.00 for any 10 consecutive trading days would be eliminated.

                  From the standpoint of the holders of Series A Preferred Stock that are not Participating Holders, if any, the shares of Series B Preferred Stock would be pari passu to the Series A Preferred Stock with respect to rights upon liquidation and rights as to dividends.

                  From the standpoint of the holders of Class A Common Stock and Class B Common Stock, approximately 3,029,750 shares of Class A Common Stock would be issuable as a result of the conversion of the Series B Preferred Stock by the Participating Holders, which is approximately 1,090,710 more shares than permitted upon conversion of the Series A Preferred Stock by the Participating Holders.

Certain Federal Income Tax Consequences

                  The Exchange will not result in any material federal income tax consequences to the Company. Participating Holders are urged to consult with their own tax advisors as to the effect of any federal income tax consequences on their own facts and circumstances.

Vote Required To Approve The Exchange

                  The Board of Directors has determined that the Exchange is in the best interests of the Company and its shareholders and, as provided by the New Jersey Business Corporation Act, has directed that the Exchange be submitted to a vote of the shareholders.

                  The approval of the Exchange  requires the affirmative vote of
(i) the majority of votes cast by the holders of the outstanding Class A Common Stock, Class B Common Stock and Series A Preferred Stock, voting together as a group, and (ii) two-thirds of the votes held by the holders of the Series A Preferred Stock.

           THE BOARD OF DIRECTORS IS OF THE VIEW THAT THE EXCHANGE IS
        IN THE BEST INTERESTS OF THE COMPANY AND ALL OF ITS SHAREHOLDERS
             AND RECOMMENDS A VOTE FOR THE APPROVAL OF THE EXCHANGE.

                APPROVAL OF THE ISSUANCE OF CLASS A COMMON STOCK
                    PURCHASE WARRANTS TO SERIES A PREFERRED
          STOCK HOLDERS RECEIVING SERIES B, CONVERTIBLE PREFERRED STOCK

                                  (Proposal 3)

                  The Board of Directors has approved, subject to shareholder approval, the issuance of Class A Common Stock Purchase Warrants to the Participating Holders.

History

                  In December 1997, the Company sold and issued an aggregate of $19 million of Series A Preferred Stock to several institutional investors in two tranches. See "Proposal 2 - History." For each $1 million of Series A Preferred Shares purchased, the purchaser received five-year warrants to purchase 40,000 shares of Class A Common Stock exercisable at $16.25 per share (the "`Series A Warrants"). As of the date of this Proxy Statement, Series A Warrants to purchase an aggregate of 760,000 shares of Class A Common Stock were outstanding and Series A Warrants to purchase an aggregate of 720,000 shares of Class A Common Stock were held by existing Series A Preferred Stock holders (the "Existing Warrants").

                  In September 1998, the Board of Directors of the Company approved the issuance of 80,000 Class A Common Stock Purchase Warrants (the "Additional Warrants") to Series A Preferred Stock holders for each $1 million of the principal amount of the Series A Preferred Stock outstanding, each Additional Warrant to purchase one share of Class A Common Stock. The issuance of the Additional Warrants was approved at the same time the Board of Directors approved the Exchange, which is being submitted to the shareholders as Proposal 2 of this Proxy Statement. The Additional Warrants would be issued as of the Effective Date of the Exchange. The Board of Directors believes that Proposal 2 and Proposal 3 are interrelated and intended together to address desired modifications to the securities issued in December 1997. Accordingly, if Proposal 2 and Proposal 3 are not both approved by the shareholders, the Board of Directors may not effectuate either Proposal 2 or Proposal 3. The holders of the Series A Preferred Stock have agreed to the issuance of the Additional Warrants so long as the Company's shareholders approve the issuance of the Additional Warrants and the Exchange and Registration Statement referred to in Proposal 2 are effective on or before December 31, 1998.

Terms of Class A Common Stock Purchase Warrants

                  The Additional Warrants would be four-year warrants exercisable at $3.00 and would provide for mandatory exercise, after resale of the underlying shares have been registered under the Securities Act of 1933 upon 10 days notice of the Company, if the closing bid price (as reported by Nasdaq) of the Class A Common Stock is equal to or greater than $4.00 for 20 consecutive trading days.

                  The holders of the Additional Warrants may pay the exercise price in cash or may elect, only during any periods in which the holder is prohibited from selling shares of Class A Common Stock underlying the Additional Warrrants pursuant to the Registration Statement in certain circumstances, to receive a reduced number of shares of Class A Common Stock upon exercise of the Additional Warrants in lieu of tendering the exercise price in cash.

                  The issuance of one-half of the Additional Warrants would be effected by modifying the Existing Warrants so that the terms of the Existing Warrants and the Additional Warrants are identical. Specifically, the exercise price of the Existing Warrants would be decreased from $16.25 to $3.00 per share, and a new provision would be added that allows for mandatory exercise by the Company, upon 10 days notice, if the closing bid price (as reported by Nasdaq) of the Class A Common Stock is equal to or greater than $4.00 for 20 consecutive trading days. The provision in the Existing Warrants that allows the holder to exercise the Existing Warrants without paying the exercise price in cash, would be eliminated during periods when sales of shares of Class A Common Stock underlying the Existing Warrants cannot be made pursuant to the Registration Statement in certain circumstances. The Existing Warrants and the Additional Warrants would expire at the same time.

Reason for Proposal 3

                  The primary purpose of issuing the Additional Warrants, in conjunction with the Proposed Amendment, which is being submitted to the shareholders as Proposal 2 of this Proxy Statement, is to restructure the securities issued in December 1997 in a manner favorable to the Company and all of its shareholders.

                  The decrease in the exercise price of the Existing Warrants from $16.25 to $3.00 would decrease the aggregate proceeds the Company could receive upon exercise of the Existing Warrants held by current Series A Preferred Stock holders from $11,700,000 to $2,160,000. Based upon the principal amount of shares of Series A Preferred Stock outstanding as of September 1, 1998, 1,440,000 Additional Warrants (which includes the adjustment of the Existing Warrants) would be issued which may result in the receipt by the Company of an aggregate of $4,320,000 if all of the Additional Warrants are exercised. The Board of Directors considered the decrease in the exercise price of the Existing Warrants and the related decrease in the proceeds to the Company as appropriate when considered with the recent trading range of the Class A Common Stock and the forced exercise of the Additional Warrants if the closing bid price of the Class A Common Stock is equal to or greater than $4.00 for 20 consecutive trading days occuring after the 20th trading day preceding the Effective Date.

                  The Company would register the resale of the shares of Class A Common Stock underlying the Additional Warrants under the Securities Act of 1933.

                  Shareholder approval of Proposal 3 is necessary to issue the Additional Warrants as proposed and to meet the criteria for continued inclusion of the Class A Common Stock on Nasdaq. Specifically, the Nasdaq rules require an issuer that has securities listed on Nasdaq to seek shareholder approval of any issuance of securities that will result in the issuance of shares representing 20% or more of the issuer's outstanding voting common stock prior to the issuance of such stock, at a price per share below the market price of the issuer's voting common stock. Proposal 3 must be considered in the context of the initial transaction in December 1997 and the proposed issuance of shares must be aggregated with the initial transaction at that time. The number of shares outstanding and the market price of the Class A Common Stock on the date of the initial transaction are also to be considered. As a result, shareholder approval of Proposal 3 is required because Proposal 3 contemplates a $3.00 conversion price (which is below the market price of the Class A Common Stock on the date the Existing Warrants were issued), and, when aggregated with the issuances related to the initial transaction, would result in the issuance of shares of Class A Common Stock representing more than 20% of the Class A Common Stock outstanding in December 1997.

Certain Federal Income Tax Consequences

                  The issuance of the Additional Warrants will not result in any material federal income tax consequences to the Company. Participating Holders are urged to consult with their own tax advisors as to the effect of any federal income tax consequences on their own facts and circumstances.

Vote Required To Approve Proposal 3

                  The approval of Proposal 3 requires the affirmative vote of the majority of the votes cast by the holders of the outstanding Class A Common Stock, Class B Common Stock and Series A Preferred Stock, voting together as a group.

            THE BOARD OF DIRECTORS IS OF THE VIEW THAT PROPOSAL 3 IS
        IN THE BEST INTERESTS OF THE COMPANY AND ALL OF ITS SHAREHOLDERS
              AND RECOMMENDS A VOTE FOR THE APPROVAL OF PROPOSAL 3.

                         APPROVAL OF THE MODIFICATION OF
                  THE 9.01% CONVERTIBLE SUBORDINATED DEBENTURE

                                  (Proposal 4)

                  The Board of Directors has approved, subject to shareholder approval, the modification of its 9.01% Convertible Subordinated Debenture issued to Jesse L. Upchurch in August 1996.

History

                  In August 1996, the Company sold and issued an aggregate of $10 million of 9.01% Convertible Subordinated Debentures to Jesse L. Upchurch (the "9.01% Debenture"). The 9.01% Debenture is due on August 31, 2003 and interest at the rate of 9.01% per annum is payable semi-annually on the last day of February and August in each year. As of the date of this Proxy Statement, the entire 9.01% Debenture was outstanding. In July 1998, the Board of Directors of the Company approved the modification of the 9.01% Debenture.

Modification of the 9.01% Subordinated Convertible Debenture

                  The modification of the 9.01% Debenture would decrease the conversion price at which the 9.01% Debenture is convertible into shares of Class A Common Stock from $12.50 to $4.00.

Reason for Proposal 4

                  The primary purpose of modifying the 9.01% Debenture is to restructure the security in a manner favorable to the Company and all of its shareholders. The decrease in the conversion price of the 9.01% Debenture from $12.50 to $4.00 would increase the number of shares of Class A Common Stock issuable upon conversion of the 9.01% Debenture by 1,700,000 shares of Class A Common Stock, from 800,000 to 2,500,000. The Board of Directors considered the decrease of the conversion price as appropriate when considered with the recent trading range of the Class A Common Stock. The holder of the 9.01% Debenture has agreed to convert the entire 9.01% Debenture as soon as practicable after modification of the 9.01% Debenture, so long as the modification is effected by November 1, 1998. The Company would effect the modification of the 9.01% Debenture simultaneously with the delivery of a properly executed notice of conversion by the holder to ensure that the conversion would occur immediately following the modification.

                  The Company has agreed to register under the Securities Act of 1933 the resale of the shares of Class A Common Stock issuable upon conversion of the 9.01% Debenture and issuable in payment of interest due under the 9.01% Debenture.

                  Shareholder approval of Proposal 4 will meet the criteria for continued inclusion of the Class A Common Stock on Nasdaq. Specifically, the Nasdaq rules require an issuer that has securities listed on Nasdaq to seek shareholder approval of any issuance of securities that will result in the issuance of shares representing 20% or more of the issuer's outstanding voting common stock prior to the issuance of such stock, at a price per share below the market price of the issuer's voting common stock. The issuance contemplated by Proposal 4 is to be considered in the context of the initial transaction and aggregated with issuances related to the initial transaction. The number of shares outstanding and the market price of the Class A Common Stock on the date of the initial transaction are also to be considered. As a result, shareholder approval of Proposal 4 is required because Proposal 4 contemplates a $4.00 conversion price (which is below the market price of the Class A Common Stock on the date the 9.01% Debenture was issued), and would result in the issuance of shares of Class A Common Stock representing more than 20% of the Class A Common Stock outstanding on the date the 9.01% Debenture was issued.

                  The Nasdaq rules also require shareholder approval if the issuance will result in a change in control of the issuer. The possible future issuance of 2,500,000 shares of Class A Common Stock to the holder of the 9.01% Debenture may be deemed a change in control of the Company. The holder's beneficial ownership in the Class A Common Stock would increase from ___% to ___%. If the transactions contemplated by Proposal 4 and Proposal 5 are consummated, the Purchaser's beneficial ownership in the Class A Common Stock would increase from ___% to ____%. See "Beneficial Ownership of Certain Beneficial Owners and Management." Accordingly, the Company seeks shareholder approval of Proposal 4.

Broker's Warrant

                  If shareholder approval of the modification of the 9.01% Debenture is obtained, a warrant to purchase 100,000 shares of Class A Common Stock issued to a broker in connection with the issuance of the 9.01% Debenture would be amended to decrease the exercise price from $12.00 to $3.00.

Certain Federal Income Tax Consequences

         The modification of the 9.01% Debenture will not result in taxable income either to the holders of Class A Common Stock, Class B Common Stock or Series A Preferred Stock, and will not result in any material federal income tax consequences to the Company. The holder of the 9.01% Debenture is urged to consult his own tax advisor as to the effect of such federal income tax consequences on his own facts and circumstances.

Vote Required To Approve Proposal 4

                  The approval of Proposal 4 requires the affirmative vote of the majority of the votes cast by the holders of the outstanding Class A Common Stock, Class B Common Stock and Series A Preferred Stock, voting together as a group.

              THE BOARD OF DIRECTORS IS OF THE VIEW THAT PROPOSAL 4
             IS IN THE BEST INTERESTS OF THE COMPANY AND ALL OF ITS
                   SHAREHOLDERS AND RECOMMENDS A VOTE FOR THE
                             APPROVAL OF PROPOSAL 4.

                      APPROVAL OF THE SALE AND ISSUANCE OF
                 UP TO 6,666,666 SHARES OF CLASS A COMMON STOCK
          AND UP TO 1,000,000 WARRANTS TO PURCHASE CLASS A COMMON STOCK

                                  (Proposal 5)

                  The Board of Directors has approved, subject to shareholder approval, the issuance (the "Issuance") of Class A Common Stock and Warrants to purchase Class A Common Stock to Jesse L. Upchurch (the "Purchaser").

Issuance of Class A Common Stock

                  In order to provide additional equity to the Company, the Purchaser has agreed to purchase, and the Company has agreed to sell, up to 6,666,666 shares of Class A Common Stock at a purchase price of $3.00 per share for aggregate proceeds of up to $20,000,000. For each $1 million of Class A Common Stock purchased, the Purchaser will receive seven year warrants to purchase 50,000 shares of Class A Common Stock exercisable at $3.00 per share (the "Warrants"). The Warrants will be exercisable upon issuance and will contain customary antidilution provisions.

                  A portion of the proceeds from the Issuance will be used for a stock buy-back program of up to 1,000,000 shares of Class A Common Stock. The investment banking firm Andrew Garrett, Inc. (the "Broker") will manage the stock buy-back program. The Company intends to use the balance of the funds for potential acquisition opportunities, the development of BASE10(TM)MX and BASE10(TM)CS, and for working capital.

                  The Nasdaq rules require shareholder approval if the Issuance will result in a change in control of the issuer. The possible future issuance of 6,666,666 shares of Class A Common Stock to the Purchaser may be deemed a change in control of the Company. The Purchaser's beneficial ownership in the Class A Common Stock would increase from ______% to ________%. If the transactions contemplated by Proposal 4 and Proposal 5 are consummated, the Purchaser's beneficial ownership in the Class A Common Stock would increase from ___% to ____%. See "Beneficial Ownership of Certain Beneficial Owners and Management." Accordingly, the Company seeks shareholder approval of Proposal 5.

Broker's Commissions

                  If shareholder approval of Proposal 5 is obtained and the Issuance is consummated, the Broker will receive commissions equal to 6% of the aggregate purchase price. The Broker will also receive warrants to purchase 12,500 shares of Class A Common Stock for each $1 million of Class A Common Stock issued (the "Broker's Warrants"). The Broker's Warrants will contain the same provisions as the Warrants issued to the Purchaser.

Registration Rights

                  The Company has agreed to register under the Securities Act of 1933 the resale of the shares of Class A Common Stock purchased and the shares of Class A Common Stock underlying the Warrants and the Broker's Warrants.

Vote Required To Approve Proposal 5

                  The approval of Proposal 5 requires the affirmative vote of the majority of the votes cast by the holders of the outstanding Class A Common Stock, Class B Common Stock and Series A Preferred Stock, voting together as a group.

            THE BOARD OF DIRECTORS IS OF THE VIEW THAT PROPOSAL 5 IS
        IN THE BEST INTERESTS OF THE COMPANY AND ALL OF ITS SHAREHOLDERS
              AND RECOMMENDS A VOTE FOR THE APPROVAL OF Proposal 5.

                        APPROVAL OF THE AMENDMENT TO THE
                          DIRECTORS' STOCK OPTION PLAN

                                  (Proposal 6)

                  The Board of Directors, subject to shareholder approval, has approved an amendment to the Company's Directors' Stock Option Plan (the "Directors' Plan") to increase from 300,000 to 700,000 (by an aggregate of 400,000 shares) the number of shares of Class A Common Stock subject to the Directors' Plan. The Board of Directors considers the original amount of shares authorized under the Directors' Plan insufficient to carry out the purposes of the Directors' Plan.

                  The Directors' Plan was originally adopted by the Board of Directors in January 1998 and approved by the shareholders of the Company in April 1998. A general discussion of the principal terms of the Directors' Plan and the proposed amendment are set forth below. This discussion is qualified in its entirety by the full text of the Directors' Plan. The full text of the Directors' Plan, marked to reflect the proposed amendment, is attached to this Proxy Statement as Exhibit A.

Summary of Material Features

                  The Directors' Plan is intended to encourage directors who are not employees of the Company to acquire a proprietary interest in the future of the Company through the ownership of Class A Common Stock. The Directors' Plan is also intended to encourage qualified persons to serve as directors of the Company.

                  The Directors' Plan is generally administered and interpreted by the Compensation Committee ("Committee"), although the Board of Directors determines when and to whom options will be granted and the number of shares to be included in each grant. Directors who are not employees of the Company are eligible to be granted options under the Directors' Plan. There are currently [5] directors eligible for participation under the Directors' Plan. Each of these directors has an interest in the approval of the proposed amendment and may benefit as the recipient of options that may be granted under the Directors' Plan if the proposed amendment is approved by the shareholders.

                  The total number of shares that may be issued pursuant to options granted under the Directors' Plan is currently 300,000 shares of Class A Common Stock, subject to adjustment in accordance with the terms of the Directors' Plan. Options are now outstanding under the Directors' Plan to purchase an aggregate of 140,000 shares of Class A Common Stock and an aggregate of 200,000 options will be issued under the Directors' Plan if the amendment is approved by the shareholders. Of those 200,000 options, 40,000 options will be issued to each of Alexander M. Adelson, Alan S. Poole, David C. Batten, Carl W. Schafer and William H. Sword. If the amendment is approved by the shareholders, the maximum number of shares of Common Stock issuable under the Directors' Plan will be increased to 700,000.

                  The Directors' Plan will continue until the earlier of termination by the Board of Directors (in which case outstanding options shall remain outstanding for the term of their grant) or the date when all shares covered by the Directors' Plan are purchased.

                  The option price per share shall be as determined by the Committee, although it may not be less than 100% of the fair market value (as defined in the Directors' Plan) of a share of Class A Common Stock on the date the option is granted. The term shall be as determined by the Board of Directors but may not exceed 10 years. Options are immediately exercisable, through the payment of cash and/or shares of Class A Common Stock.

                  Options are not transferable by the optionee other than by will or the laws of descent and distribution, provided that the Committee may, in its discretion, permit transfer to the optionee's immediate family or a trust or similar vehicle established solely for the benefit of such family members.

                  Subject to certain limitations, the Directors' Plan provides for adjusting the shares of Class A Common Stock subject to outstanding options, or the number or option prices thereof, in the event of a stock dividend, stock split, reverse split, subdivision, recapitalization, merger, consolidation, combination or exchange of shares, separation, reorganization or liquidation.

                  The Board of Directors may amend, alter or discontinue the Directors' Plan, but no amendment may, without shareholder approval, increase the number of shares for which options may be granted or decrease the option price of an option to less than 100% of the fair market value of a share of Class A Common Stock on the date of the granting of the option.

Federal Income Tax Consequences

                  Under the Code, the grant of options does not result in taxable income to the optionees or any tax deduction to the Company. The exercise of an option generally results in ordinary taxable income to the optionee equal to the difference between the exercise price and the fair market value of the underlying shares, and a corresponding tax deduction to the Company equal to the amount of ordinary income recognized by the individual for the taxable year in which the individual recognizes such income.

                  New Plan Benefits. As of July 31, 1998, awards granted under the Directors' Plan, subject to shareholder approval of the proposed amendment, are set forth in the following table:


                                NEW PLAN BENEFITS
                             Base Ten Systems, Inc.
                        1998 Directors' Stock Option Plan

Name and Position                                  Number of Options (1)
-----------------                                  ---------------------
Named Executive Officers                                    N/A
Executive Group                                             N/A
Non-Executive Directors Group                               340,000 (2)
Non-Executive Officer Employee Group                        N/A


(1) Options to purchase the Company's Class A Common Stock were granted at an exercise price equal to the market value on the date of grant and expire ten years from the date of grant. The options become exercisable in one-quarter increments beginning on the grant date.

(2) Includes an aggregate of 200,000 options which are subject to shareholder approval of the proposed amendment.



Reasons for the Proposed Amendment

                  The Board of Directors believes that the Directors' Plan increases the proprietary and vested interest of the Company's non-employee directors in the growth and performance of the Company and helps enable the Company to attract and retain highly qualified persons to serve as directors. The Board of Directors believes that the proposed amendment to the Directors' Plan will achieve the foregoing goals by increasing the number of shares subject to the Directors' Plan to accommodate grants of options to future directors.

Vote Required to Approve the Proposed Amendment to the Directors' Plan

                  The proposed amendment to the Directors' Plan will be approved if more votes are cast in favor of it than are cast against it.

                  The Board of Directors recommends that you vote FOR the proposed amendment to the Directors' Stock Option Plan.


                        APPROVAL OF THE AMENDMENT TO THE
                     1998 STOCK OPTION AND STOCK AWARD PLAN

                                  (Proposal 6)

                  The Board of Directors, subject to shareholder approval, has approved an amendment to the Company's 1998 Stock Option and Stock Award Plan (the "1998 Stock Plan") to increase from 1,000,000 to 3,000,000 (by an aggregate of 2,000,000 shares) the number of shares of Class A Common Stock subject to the 1998 Stock Plan. The Board of Directors considers the original amount of shares authorized under the 1998 Stock Plan insufficient to carry out the purposes of the 1998 Option Plan. The Board of Directors also proportionately increased (i) the number of shares that may be awarded as restricted stock from 150,000 to 450,000, and (ii) the number of shares that may be awarded as Incentive Stock Options from 500,000 to 1,500,000.

                  The Board of Directors also amended the 1998 Stock Plan to eliminate the per individual limitation contained within the 1998 Stock Plan because the Board considers the per individual limitation an unnecessary restriction on the Board's ability to grant awards under the 1998 Stock Plan. The Board of Directors was authorized to eliminate the per individual limitation without obtaining shareholder approval.

                  The 1998 Stock Plan was originally adopted by the Board of Directors in January 1998 and approved by the shareholders of the Company in April 1998. A general discussion of the principal terms of the 1998 Stock Plan and the proposed amendment are set forth below. This discussion is qualified in its entirety by the full text of the 1998 Stock Plan. The full text of the 1998 Stock Plan, marked to reflect the proposed amendment and the elimination of the per individual limitation, is attached to this Proxy Statement as Exhibit B.

Summary of Material Features

                  Purposes of the 1998 Stock Plan and Eligibility. The 1998 Stock Plan is designed to promote the growth and profitability of the Company and its subsidiaries by giving key employees the opportunity to acquire a proprietary interest in the Company through ownership of the Company's Class A Common Stock. The 1998 Stock Plan authorizes the Board of Directors or a Committee of the Board consisting of at least two members of the Board qualifying as "non-employee directors" under SEC Rule 16b-3 (collectively the "Committee") to grant incentive stock options, non-qualified stock options, stock appreciation rights, awards of restricted stock, and bonuses payable in Class A Common Stock, to those employees who the Committee in its discretion determines have the ability to make a substantial contribution to the growth and profitability of the Company or its subsidiaries. Key employees, including officers of the Company, are eligible to receive grants and awards under the 1998 Stock Plan. Non-employee directors and Committee members are not eligible to participate in the 1998 Stock Plan. Approximately [150] persons currently may be eligible for participation in the 1998 Stock Plan.

                  Administration. The Committee is authorized to determine the term during which an option may be exercised, which may not be longer than ten years. No option is exercisable before six months from the date it was granted except in the case of death or certain tender offers, mergers, liquidation, dissolution, or change in control as described in the 1998 Stock Plan. The Committee is also authorized in its discretion to specify the number of shares to be covered by each award as well as the option price, which may not be less than 100% of the fair market value of a share of Class A Common Stock at the time the option is granted. The Committee has full power and authority to administer and interpret the 1998 Stock Plan, and the Committee's interpretations, as well as its grants and awards, are final and conclusive.

                  Shares Subject to the Plan. The total number of shares that may be optioned or awarded under the 1998 Stock Plan is currently 1,000,000 shares of Class A Common Stock, plus an additional amount of shares of Class A Common Stock on May 1 of each year, from May 1, 1999 to May 1, 2007 inclusive, equal to one percent of the number of shares of Class A Common Stock outstanding on April 30 of such year ("Additional Annual Increment"), of which currently (i) no more than 450,000 shares plus shares equal to twenty percent (20%) of each Additional Annual Increment may be awarded as restricted stock and (ii) no more than 1,500,000 shares may be awarded as incentive stock options under Section 422 of the Internal Revenue Code ("Code"), all subject to adjustment as provided in the 1998 Stock Plan. Options and awards are now outstanding under the 1998 Stock Plan to purchase an aggregate of [550,000] shares of Class A Common Stock and an aggregate of 1,440,000 options will be issued under the 1998 Stock Plan if the amendment is approved by the shareholders. Of those 1,420,000 options, Thomas E. Gardner, Chairman and Chief Executive Officer, will receive 1,000,000 options, C. Richard Bagshaw, Executive Vice President, will receive 160,000 options, William F. Hackett, Senior Vice President, Chief Financial Officer and Secretary, will receive 120,000 options, Harvey I. Cohen, Vice President, will receive 60,000 options and Stephen A. Cloughley, Vice President, will receive 100,000 options. If the proposed amendment is approved by the shareholders, the total number of shares of Common Stock issuable under the 1998 Stock Plan will be increased to 3,000,000 before the Additional Annual Increment.

                  Payment of Exercise Price. The purchase price upon exercise of an option may be paid either in cash or in shares of Class A Common Stock already owned by the optionee or a combination of cash and shares. No optionee shall have any right to dividends or other rights of a shareholder with respect to shares subject to an option until the optionee has given written notice of exercise and has paid for such shares and applicable taxes thereon. The Committee may permit tax withholding obligations to be met by the withholding of Class A Common Stock otherwise deliverable to the recipient pursuant to procedures approved by the Committee.

                  Death, Disability and Retirement. If the optionee's employment is terminated by reason of death, retirement under a retirement plan of the Company or a subsidiary, or permanent disability, as determined by the Committee, the optionee's option is exercisable until the expiration of the stated period of the option. In all other cases, unless the Committee determines otherwise, options held by optionees terminate when the optionee's employment with the Company or a subsidiary terminates. No option is transferable except by will or by operation of the laws of descent and distribution and an option may be exercised during an optionee's lifetime only by the optionee.

                  Appreciation Right. In the Committee's discretion, an option may provide a right to exercise such option without payment of the purchase price (a stock appreciation right). Upon exercise of such right, an optionee shall receive the number of whole shares of Class A Common Stock, or, in the Committee's discretion, cash determined by dividing the fair market value per share on the date of exercise into the excess of the aggregate fair market over the aggregate exercise price for the number of option shares covered by the exercise. The option is reduced by the number of shares with respect to which such rights are exercised, which shares may not thereafter again be optioned.

                  Limited Rights. The 1998 Stock Plan provides that the Committee may in its discretion grant options containing provisions for limited rights, exercisable upon the occurrence of certain events and expiring thirty days thereafter, including consummation of a tender offer for at least 20% of the outstanding Class A Common Stock, a proxy contest resulting in the replacement of a majority of the Company's Board of Directors, a merger or reorganization of the Company in which the Company does not survive or in which the shareholders of the Company receive stock or securities of another corporation or cash, a liquidation or dissolution of the Company, or similar events. Limited rights permit optionees to receive in cash either (i) for each share covered by an option the highest market price per share at which Class A Common Stock traded on NASDAQ for the 60 days immediately preceding the exercise event (or, if such exercise event is a tender offer or exchange offer, the value per share set by the tenderor or offeror), less the option price per share specified in the option; or (ii) if provided by the Committee in its discretion at the time of grant, for each share covered by the option the highest market price per share at which the Class A Common Stock traded on NASDAQ on the date of exercise, less the option price per share specified in the option. Limited rights may not extend the exercise period of any option and, to the extent any such rights are exercised, will reduce the shares of Class A Common Stock available under the 1998 Stock Plan and the shares of such stock covered by the options to which the limited rights relate.

                  Restricted Stock. The 1998 Stock Plan provides that awards of restricted stock may be granted in addition to or in lieu of option grants. During a period set by the Committee at the time of each award of restricted stock, a restricted stock award recipient is prohibited from selling, transferring, pledging or assigning the shares of restricted stock unless the recipient dies or his employment terminates by reason of permanent disability, as established by the Committee, or, if determined by the Committee, by retirement under a retirement plan of the Company or a subsidiary, in which case, shares of restricted stock become free of all restrictions. Shares of restricted stock may be voted and, subject to certain limitations, holders of restricted stock may receive all dividends paid thereon. Unless the Committee determines otherwise, shares of restricted stock are forfeited and revert to the Company upon the recipient's termination of employment during the restriction period for any reason other than the recipient's death, permanent disability, as determined by the Committee, or, if established by the Committee, retirement under a retirement plan of the Company or a subsidiary.

                  Adjustment. Subject to certain limitations, the 1998 Stock Plan provides for adjusting the shares of Class A Common Stock subject to outstanding options or awards, or the class or exercise prices thereof, in the event of a stock dividend, stock split, reverse split, subdivision, recapitalization, merger, consolidation, combination or exchange of shares, separation, reorganization or liquidation.

                  Change in Control. In the event of a "change in control" as set forth in Section 12 of the 1998 Stock Plan, the 1998 Stock Plan provides that (i) all restrictions on restricted stock previously awarded under the 1998 Stock Plan shall lapse and (ii) all stock options and stock appreciation rights which are outstanding shall become immediately exercisable in full. In addition, the Committee may determine that outstanding options shall be adjusted and shall make such adjustments by substituting for Class A Common Stock subject to options, stock or other securities of any successor to the Company.

                  Bonuses Payable in Stock. In lieu of paying a cash bonus to employees eligible to participate in the 1998 Stock Plan, the Committee, in its sole discretion, may pay bonuses in shares of unrestricted Class A Common Stock or partly in shares of unrestricted Class A Common Stock and partly in cash. The number of shares of Class A Common Stock payable in lieu of cash shall be determined by dividing such bonus amount by the fair market value, as determined under the 1998 Stock Plan, of one share of Class A Common Stock on the date the bonus is payable. The Company will withhold from such bonus an amount of cash sufficient to meet tax withholding obligations.

                  Amendments. The Board of Directors may amend, alter or discontinue the 1998 Stock Plan, but no amendment may, without shareholder approval, increase the maximum number of shares for which options and awards may be granted, decrease the option price of an option to less than 100% of the fair market value of a share of Class A Common Stock on the date of the granting of the option, change the class of persons eligible to receive options and other awards under the 1998 Stock Plan, or extend the duration of the 1998 Stock Plan. No award or option may be granted under the 1998 Stock Plan after January 12, 2008, but awards or options theretofore granted may extend beyond that date.

Federal Income Tax Consequences

                  Under the Code, the grant of options does not result in taxable income to the optionees or any tax deduction to the Company. However, the transfer of Class A Common Stock to optionees upon exercise of their options may or may not give rise to immediate or deferred taxable income to the optionees and tax deductions to the Company depending upon whether or not the options are incentive stock options. In general, the exercise of an incentive stock option is exempt from regular income tax (but not alternative minimum tax) and does not result in a tax deduction to the Company unless the optionee disposes of the Class A Common Stock within two years of the grant of the option or within one year of the transfer of such Class A Common Stock to the individual. On the other hand, the exercise of an option which is not an incentive stock option generally results in immediate taxable income to the optionee equal to the difference between the exercise price and the fair market value of the underlying shares and a corresponding tax deduction to the Company equal to the amount of ordinary income recognized by the individual for the taxable year in which the individual recognizes such income.

                  Similarly, the transfer of restricted stock to an employee is generally taxable to the employee and deductible by the Company when the restrictions lapse, unless the employee elects to be taxed at the time of the transfer without regard to the restrictions. The payment of bonuses in Class A Common Stock is immediately taxable to the individual and deductible by the Company. The exercise of a stock appreciation right for Class A Common Stock is generally taxable and deductible in the same manner as the exercise of an option which is not an incentive stock option.

                  Section 162(m) of the Code generally limits the income tax deduction for publicly held companies to $1,000,000 in any tax year for compensation paid to each of the chief executive officer and the other named executive officers. This limitation applies to all deductible compensation including the deduction arising from the payment of incentive compensation. Various forms of compensation are exempt from this deduction limitation, including payments that are (i) subject to the attainment of pre-established objective performance goals, (ii) established and administered by outside directors, and (iii) approved by shareholders. Particular rules apply in implementing Section 162(m) to equity-based plans. The Company believes that compensation derived from the exercise of stock options issued under the 1998 Stock Plan, if approved by shareholders, will qualify for exemption from the operation of Section 162(m) and therefore will be deductible by the Company.

                  New Plan Benefits. As of July 31, 1998, awards granted under the Directors' Plan, subject to shareholder approval of the proposed amendment, are set forth in the following table:


                                NEW PLAN BENEFITS
                             Base Ten Systems, Inc.
                        1998 Stock Option and Award Plan

Name and Position                                             Number of Options (1)
-----------------                                             ---------------------
Named Executive Officers (other than Richard J. Farrelly)              N/A
Richard J. Farrelly, Senior Vice President                             50,000
Executive Group                                                        1,990,000 (2)
Non-Executive Directors Group                                          N/A
Non-Executive Officer Employee Group                                   500,000 (3)



(1) Options to purchase the Company's Class A Common Stock were granted at an exercise price equal to the market value on the date of grant and expire ten years from the date of grant. The options become exercisable in one-quarter increments beginning on the grant date.

(2) Includes an aggregate of 1,420,000 options which are subject to shareholder approval of the proposed amendment.

(3) Includes an aggregate of 50,000 options which are subject to shareholder approval of the proposed amendment.



Reasons for the Proposed Amendment

                  The Board of Directors believes that the 1998 Stock Plan increases the proprietary and vested interest of the Company's key employees in the growth and performance of the Company and helps enable the Company to attract and retain highly qualified employees. The Board of Directors believes that the proposed amendments to the 1998 Stock Plan will achieve the foregoing goals by increasing the number of shares subject to the 1998 Stock Plan to accommodate grants of options to future key employees.

Vote Required to Approve the Proposed Amendment to the 1998 Stock Plan

                  The proposed amendment to the 1998 Stock Plan will be approved if more votes are cast in favor of it than are cast against it.

                  The Board of Directors recommends that you vote FOR the proposed amendment to the 1998 Stock Option and Stock Award Plan.

                             EXECUTIVE COMPENSATION


Summary Compensation Table. The Summary Compensation Table set forth below shows certain compensation information for the Company's Chief Executive Officer and the four other most highly compensated executive officers (together, the "Named Executive Officers") for services rendered in all capacities during the three fiscal years ended October 31, 1997, 1996 and 1995. This information includes base salaries, bonus awards and long-term incentive plan payouts, the number of stock options and stock appreciation rights ("SARs") granted, and certain other compensation, if any, whether paid or deferred.



                           SUMMARY COMPENSATION TABLE

                                      ANNUAL                                LONG-TERM
                                   COMPENSATION                           COMPENSATION
                                   ------------                           ------------
                                                                  Awards
                                                                  ------

Name  and                                                      Options/      All Other
Principal Position                Year    Salary      Bonus    SARs          Compensation(1)
--------------------------------- ------- ----------- -------- ------------- ---------------------

Myles M. Kranzler,                 1997      $220,000 $   ---         ---      $     ---
President and                      1996       220,000     ---      50,000            ---
Chief Executive Officer            1995       123,310     ---      25,000         42,308

Edward J. Klinsport,               1997       225,000     ---      60,000        112,075(2)
Executive Vice                     1996       195,061  10,000      50,000         29,012
President                          1995       105,002     ---      30,000         39,363

Alan J. Eisenberg,                 1997       225,000     ---     100,000(3)     105,312
Senior Vice President              1996       185,261     ---      50,000         26,042
                                   1995       103,386     ---      30,000         33,183

Richard J. Farrelly,               1997       155,000     ---       4,900         24,224
Vice President                     1996       135,431     ---         ---          8,067
                                   1995        79,982     ---      30,000         37,181

Frank W. Newdeck,                  1997       135,700  17,240       2,000         26,646
Vice President                     1996       135,700   3,080       2,000          9,233
                                   1995       101,993   4,620      15,000            ---


-----------------------------

(1) Includes interest paid on balance of individuals' deferred compensation, vacation entitlement payout, commissions, and 1996 amortization of employee loans. For 1997, the amounts indicated represent forgiveness of employee loans.

(2) Includes accrued interest on individual's deferred compensation.

(3) Includes contingent option grant for 50,000 shares of Class A Common Stock, the conditions for which were satisfied on February 10, 1998.

Option/SAR Grants in Last Fiscal Year. The following table shows information regarding grants of stock options made to the Named Executive Officers during the fiscal year ended October 31, 1997. The amounts shown as potential realizable values are based on assumed annualized rates of stock price appreciation of five percent and ten percent over the term of the options. These potential realizable values are based solely on arbitrarily assumed rates of appreciation required by applicable SEC regulations. Actual gains, if any, on option exercises and common stock holdings are dependent on the future performance of the Company's Class A Common Stock and overall stock market conditions.


                      OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                                                                                     Potential Realizable
                                                                                                     Value at Assumed
                                                                                                     Annual Rates of
                           Number of            % of Total                                           Stock Price
                           Securities           Options/SARs                                         Appreciation for
                           Underlying           Granted to                                           Option Term
                           Options/SARs         Employees in     Exercise or Base    Expiration
Name                       Granted  (1)         Fiscal Year      Price ($/Sh)        Date               5%       10%
----                       ------------         -----------      ------------        -------            --       ---
Myles M. Kranzler                 --                  --                --               --               --          --

Edward J. Klinsport           60,000                9.6%            14 1/2          10/31/99        $ 89,175    $182,700

Alan J. Eisenberg             50,000                8.0%            10 7/8          10/12/07         341,961     866,597
                              50,000(2)             8.0%             7 9/16         02/10/99          38,758      79,406

Richard J. Farrelly            4,900                0.8%            10 3/4          09/22/07          33,127      83,950

Frank W. Newdeck               2,000                0.3%            10 3/4          03/11/07          13,521      34,265



------------------------------------------------------------------------------

(1) Class A Common Stock.

(2) Contingent option grant, the conditions for which were satisfied on February 10, 1998.

Aggregated Option/SAR Exercises in Last Fiscal Year and Fiscal Year-End Option/SAR Values. The following table summarizes for each of the Named Executive Officers the number of stock options, if any, exercised during the fiscal year ended October 31, 1997, the aggregate dollar value realized upon exercise, the total number of securities underlying unexercised options, if any, held at October 31, 1997 and the aggregate dollar value of in-the-money, unexercised options, if any, held at October 31, 1997. Value realized upon exercise is the difference between the fair market value of the underlying stock on the exercise date and the exercise or base price of the option. Value of unexercised, in-the-money options at fiscal year end is the difference between the exercise or base price and the fair market value of the underlying stock on October 31, 1997. On that date, the last sale prices of the Class A Common Stock and Class B Common Stock were $14 1/2 and $15 1/2, respectively. The values in the column "Value of Unexercised In-The-Money Options/SARs at Fiscal Year End" have not been, and may never be, realized. The underlying options have not been, and may not be, exercised, and actual gains, if any, on exercise will depend upon the value of the underlying stock on the date of exercise.



               AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                      AND FISCAL YEAR-END OPTION/SAR VALUES

                                                               Number of Securities           Value of Unexercised
                                                               Underlying Unexercised         In-the-Money
                                                               Options/SARs at                Options/SARs at
                             Shares                            FY-End                         FY-End
                             Acquired on       Value
Name                         Exercise          Realized        Exercisable    Unexercisable   Exercisable    Unexercisable
--------                     ---------         ---------       -----------    -------------   -----------    -------------
Myles M. Kranzler
  Class A Common                35,893         $205,487            227,714        8,286       $1,281,067       $   21,026
  Class B Common                  --                     --           --             --               --               --

Edward J. Klinsport
  Class A Common                  --                     --        243,130        6,610         1,261,911          23,961
  Class B Common                  --                     --          4,946           --            61,825              --

Alan J. Eisenberg
  Class A Common                  --                     --        201,553       31,610(1)     1,310,385          114,586(1)
  Class B Common                  --                     --            --             --              --               --

Richard J. Farrelly
  Class A Common                  --                     --         48,910       11,510          251,799           42,336
  Class B Common                  --                     --            --            --               --               --

Frank W. Newdeck
  Class A Common                  --                     --         38,480           --          199,460               --
  Class B Common                  --                     --            --            --               --               --



(1) Does not include contingent option grant of 50,000 shares of Class A Common Stock, the conditions for which were satisfied on February 10, 1998.

                             DIRECTORS' COMPENSATION

                  Directors were not paid a fee for service as a director or Committee member during fiscal 1997. However, during fiscal 1997 Mr. Poole received an option for 10,000 shares of Class A Common Stock, and Mr. Batten received options for an aggregate of 20,000 shares of Class A Common Stock. The options are exercisable at the market price of such stock as of the dates of grant.



                 EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT
                       AND CHANGE IN CONTROL ARRANGEMENTS

                  Under employment agreements which were in effect for each of Messrs. Kranzler, Klinsport and Eisenberg (collectively, the "Executives") such Executives were entitled to their respective salaries and benefits to the date of their termination if terminated for "cause" (as defined in the agreement, including willful or gross misconduct, criminal indictment, or other actions which significantly damaged the Company) or if voluntarily terminating their employment prior to the expiration of the twelve month term, which was automatically extended for one month at the end of each month and terminable (unless otherwise terminated) by either party on twelve months' notice. If terminated without "cause," the Executive was entitled to his salary and benefits to the date of termination and a termination payment equal to the highest annual combination of his base salary plus any annual bonus paid to the Executive during the five fiscal years ending before the date of termination. If the Executives were entitled to payment upon termination pursuant to the change in control agreement described below, the termination provisions of the change in control agreement would have prevailed.

                  The Company also had change in control agreements in effect with each of Messrs. Kranzler, Klinsport and Eisenberg, and continues to have change in control agreements with other current executive officers. The agreements provide that if, within three years after certain "changes of control" (as defined in the agreement, including an acquisition of 40% or more of the combined voting power of the outstanding stock of the Company, a substantial change in the composition of the Board not approved by "continuing directors," or certain mergers or sales involving the Company), the executive's employment with the Company is terminated by the Company other than for "cause," death or disability, or by the executive for "good reason" (all as defined in the agreement), the executive would be entitled to receive, subject to certain limitations, a lump sum cash payment and health insurance benefits for three years following termination of employment, having an aggregate value equal to
2.99 times the total of average annual compensation and cost of employee benefits for the executive for the five years prior to the change of control, subject to a maximum amount equal of the Company's permitted deduction under
Section 280G of the Internal Revenue Code. Each current agreement is subject to being extended automatically from year to year unless the Company gives at least fifteen months' prior notice of its election not to extend the term.

                  On October 31, 1997, following thirty-two years with the Company, Myles M. Kranzler, founder of the Company, retired as President and Chief Executive Officer and, effective on December 31, 1997 Mr. Kranzler retired as Chairman of the Board and a director of the Company. Mr. Kranzler will continue as a consultant to the Company for a one year term, subject to extension upon mutual agreement of the parties. Pursuant to his separation and consultant agreement, Mr. Kranzler is required to be available to the Company for up to sixty-five working days for which he will receive consulting compensation of $100,000 plus reimbursement for any reasonable out-of-pocket expenses. For consulting services in excess of 65 working days per year, Mr. Kranzler would receive consulting compensation of $1,600 per day. Under the separation and consultant agreement, Mr. Kranzler and his spouse will continue to receive health and dental insurance coverage for life. Under the agreement, Mr. Kranzler also agreed during the term of the agreement not to engage in any business related to the Company's business and during the term of the agreement and for one year thereafter not to solicit any of the customers of the Company in connection with any competitive products. Subsequent to year end, Mr. Kranzler received a total payment of $300,000 as a bonus for services rendered prior to October 31, 1997.


                        COMPENSATION COMMITTEE INTERLOCKS
                            AND INSIDER PARTICIPATION

                  The Company's Compensation Committee consisted in fiscal year 1997 of all of the members of the Board except Mr. Kranzler. Of these members, Messrs. Adelson, Eisenberg, Klinsport and Cowen were officers of the Company during all or part of fiscal 1997. See "General" above.

                  The Company had a consulting arrangement with Mr. Adelson providing for Mr. Adelson's transfer to the Company of intellectual property relating to radio tag technology and for various advisory services, including consulting on the Company's business, technical, marketing and related strategies, preparation of business plans and other specialized services that the Company might request from time to time. In 1995, the agreement was renewed for three years. In connection with the renewal, the Company granted Mr. Adelson a five-year nontransferable option to purchase 36,000 shares of Class A Common Stock at $7 7/8 per share, representing the market price of the stock on the date of grant, and agreed to pay annual consulting fees of $50,000 plus monthly consulting fees of $10,000 in August 1995 and $15,000 from September 1995 through May 1997. Mr. Adelson is also entitled to 2 1/2% of the Company's net proceeds from sales of radio tag devices incorporating technology supplied by him. The agreement is no longer in effect. The total fee paid to Mr. Adelson under this consulting agreement in fiscal 1997 was $135,000.

                  The Company had a consulting agreement with Mr. Cowen for a one-year term through March 1996, providing for financial consulting and other specialized services requested by the Company. The agreement was extended in 1996 for an additional one-year term, entitling Mr. Cowen to an option to purchase 30,000 shares of Class A Common Stock at an exercise price $10 1/4 per share, the market price of such shares on the date of grant, and to quarterly fees of $6,250 plus expense reimbursements. This agreement is no longer in effect. The total fee paid to Mr. Cowen under this consulting agreement in fiscal 1997 was $32,702.

                  The Company had a financial advisory agreement with Messrs. Adelson and Cowen for financial and investment advisory services on strategic opportunities, providing for success fees on any introduced acquisition or equity financing completed during the term of the agreement, subject to Board approval. The agreement provided for a cash fee equal to 2% of the gross proceeds of an equity financing or, for an acquisition, 3% of pretax profits earned by the acquired operations over the three years after the transaction plus 1% of the consideration paid by the Company for the acquired company. For either an equity financing or an acquisition, the agreement also provided for the issuance of warrants based on the terms of the particular transaction. On May 30, 1997, the Company privately placed $5.5 million of convertible debentures together with warrants for Class A Common Stock. Mr. Adelson received warrants to purchase 27,500 shares of Class A Common Stock at an exercise price of $10.125 per share, the market price of Class A Common Stock on the date of grant, and a fee of $55,000, for advisory services in connection with such private placement.

                  In connection with the May 1, 1997 creation of the uPACS, LLC (the "LLC") whereby the Company became the minority owner of this limited liability company (see "Certain Transactions with Related Parties" below), Mr. Adelson received a fee of $30,000 from the LLC and will be entitled to receive, from the LLC, 1% of revenues generated by the LLC up to the first $45 million in revenues, in consideration of his services in establishing the LLC and in obtaining the capital funding therefor.

                  Effective June 9, 1997, the Company and RTS Research Lab, Inc., a corporation of which Mr. Adelson is the sole owner and principal ("RTS"), entered into a consulting agreement with the Company which replaced and superseded the earlier financial and investment advisory agreement between the Company and Messrs. Adelson and Cowen described above. Under the consulting agreement, Mr. Adelson through RTS ("Consultant") would, for a three year term, provide investor relations and investor advisory services to the Company, including being a liaison with the investment community on behalf of the Company, assisting in developing marketing strategies in connection with the Company's Medical Technology business and the Company's manufacturing execution systems products, and assisting in developing and marketing the uPACS(TM) technology, for which Consultant will receive $257,500 per annum over the term of the agreement (which, upon mutual agreement of the parties, may alternatively be satisfied by issuance of options for Class A Common Stock at a rate of an option for one share of stock for each $200 of compensation) plus an expense reimbursement and, subject to shareholder approval, a warrant for 45,000 shares of Class A Common Stock exercisable in three equal installments on each of the three anniversary dates of the agreement, at an exercise price equal to $10.00, the market price of the stock on the date of grant In addition, in the event that Consultant, with prior Board approval, is successful during the three year term of the agreement in arranging for additional capital financing for the Company or in successfully assisting in consummating one or more acquisitions, Consultant is entitled to receive in connection with any such financing, a success fee of 1% of the net proceeds plus a warrant for Class A Common Stock equal to one warrant for each $200 of net proceeds, and in connection with any such acquisition, a success fee equal to 1/2 % of the fair market value of the net consideration paid by the Company in such acquisition. If approved in advance by the Board of Directors, the Consultant would receive a success fee of $100,000 on the sale of the Company or one of its divisions. In no case will Consultant be entitled to more than $200,000 in success fees in any eighteen-month period over the term of the agreement.

                  In connection with the Company's $19 million private placement of Series A Preferred Stock which was consummated in December 1997, Mr. Adelson received a financial advisory fee of $190,000 plus warrants to purchase 46,875 shares of Class A Common Stock exercisable at $12.50 per share (the market price of Class A Common Stock as of the closing of the initial $9.375 million of such Series A Preferred Stock on December 5, 1997), and a warrant to purchase 48,125 shares of Class A Common Stock exercisable at $10.31 per share (the market price of Class A Common Stock on the closing of the balance of such private placement on December 31, 1997).

                  During the fiscal year ending October 31, 1997, Base Ten operated a Medical Technology Division and a Government Technology Division. On December 31, 1997, following approval by the Company's shareholders at a special shareholders' meeting, the Company sold the Government Technology Division (the "GTD Sale") to Strategic Technology Systems, Inc. ("STS") for aggregate cash consideration of $3.5 million, a promissory note in a principal amount estimated to be approximately $2.1 million, and certain other consideration. STS is a newly formed corporation managed and partially owned by individuals who were, prior to the GTD Sale, members of the Company's senior management, including Edward J. Klinsport, who prior to the GTD Sale was Executive Vice President, Chief Financial Officer, Secretary and a director of the Company.

                  In connection with and effective as of the closing of the GTD Sale, the Company entered into a consulting agreement with Mr. Klinsport for a two year term following the GTD Sale with respect to events and matters which occurred during Mr. Klinsport's tenure as Chief Financial Officer of Base Ten, provided such services do not interfere with Mr. Klinsport's other employment duties. In consideration of such services, Base Ten paid $225,000 to Mr. Klinsport, an amount equal to his then current annual salary, and Mr. Klinsport was also paid $75,000 in connection with his past services for the Company.

                  The Company and STS also entered into a sublease agreement under which STS subleased for a five year term approximately 40,000 square feet of space at the Company's New Jersey headquarters facility at a lease rate of $7.00 per square foot for office and manufacturing space and $3.00 per square foot for shared common access space, plus a proportionate amount of utilities and other building expenses. As part of the GTD Sale, the Company and STS also entered into a transition agreement pursuant to which STS will continue to provide the Company with certain accounting, reception, personnel and facilities services for a three month period, in consideration of approximately $194,000.


                 REPORT OF COMMITTEES ON EXECUTIVE COMPENSATION

                  The Company's executive compensation program has been designed to retain and fairly compensate its executives and to motivate them to maximize Base Ten's financial performance. The compensation program has consisted of three key elements: a base salary, an annual incentive bonus, and periodic grants of stock options.

                  Base Ten's compensation policies for its executive officers, including its chief executive officer, are administered by the Compensation Committee or, as to the grant of stock options, by the Board or in certain instances by a specifically designated committee of the Board.

                  Base Salary. Base salaries of the executive officers, including the Chief Executive Officer (the "CEO"), have been established at the beginning of the fiscal year based on the Compensation Committee's assessment of
(i) the overall performance of the CEO and the recommendations of the CEO on officers other than himself, (ii) the nature of the position and responsibilities of the CEO and each of the other individuals, (iii) the contribution, experience and relative importance of the executive officers to the Company, (iv) executive salaries at comparable public and private manufacturing companies (without survey or similar data, and because the Company's most direct competitors for executive talent are not the companies included in the industry index used to compare the Company's shareholder returns, without reference to salaries at those companies), and (v) the Company's financial condition as well as the Company's financial performance and success in meeting its strategic plans. In making its determinations, the
Compensation Committee does not assign any specific weight to any of the foregoing factors and does not affirmatively target such base salaries at any particular percentile range in relation to any other group of comparable companies, but rather considers the entire mix of factors in the aggregate and makes a subjective determination of what it considers to be appropriate salary levels. In assessing the base salary of each of the CEO and the other named executive officers, the Committee has also given consideration over the past several years to the substantial changes which have been made in the nature of the Company's business and strategic direction, and in particular the significant change from primarily a defense industry business to a software and technology company. The base salary for the CEO for fiscal 1997 remained the same as for fiscal 1996 based on the specific recommendation of the CEO to the Compensation Committee and cost constraints.

                  Annual Bonus. An annual incentive bonus portion of the Company's executive compensation program was in effect since the beginning of fiscal 1992. Each executive officer, including the CEO, historically has been eligible for an annual incentive bonus equal to a specified percentage of the Company's pre-tax profit, if any, subject in certain cases to established minimum payments, based on the Committee's belief that such an arrangement aligns the interests of management with the Company's shareholders by linking this portion of executive compensation directly with performance.

                  The particular percentage and minimum bonus historically awarded to each executive officer, including the CEO, would be established by the Compensation Committee at the beginning of each fiscal year based upon the Committee's assessment of (i) the factors employed to determine base salaries and (ii) the Compensation Committee's general view (determined without survey data) of the competitiveness of the executive officer's total compensation, including both base salary and stock options. In making its determination, the Compensation Committee does not assign any specific weight to any of the foregoing factors, but rather subjectively considers the entire mix of factors in the aggregate. Accordingly, the annual incentive bonus awarded to an executive officer may vary from year to year. However, based on cost constraints as well as the financial performance of the Company no annual incentive bonus goals were established for fiscal 1997 for any executive officer including the CEO and no incentive bonuses were awarded to any executive bonuses. Mr. Newdeck was awarded a merit bonus based on his performance and efforts during the year, as set forth in the Summary Compensation Table under the heading "Bonus."

                  Stock Options. Like annual incentive bonuses, awards of stock options to executive officers, including the CEO, are intended to align an officer's interests with shareholder returns and the Company's stock market performance. Options are granted to the CEO and the other named executive officers from time to time, but not necessarily annually, based on an assessment of (i) the factors employed to determine annual incentive bonuses but without regard to cost containment considerations and (ii) the amount and terms of stock options already held by the executive officer. In making awards, no specific weight is assigned to any of the foregoing factors, but rather the entire mix of factors in the aggregate is subjectively considered. In fiscal 1997, the Board awarded Messrs. Klinsport and Eisenberg options to purchase 60,000 shares of Class A Common Stock and 50,000 shares of Class A Common Stock, respectively, at an exercise price of $14 1/2 per share and $10 7/8 per share respectively. Mr. Eisenberg was also granted a contingent option for 50,000 shares of Class A
Common Stock based on his years of service with the Company and his participation in the change in the nature and strategic direction of the Company (the conditions for which were satisfied on February 10, 1998). Stock Options granted to executive officers during fiscal 1997 are set forth in the Summary Compensation Table under the heading "Awards - Securities Underlying Options/SARs" and in the above table captioned "Option/SARs Granted in fiscal 1997."

                  IRC Section 162(m). Section 162(m) of the Internal Revenue Code limits the tax deduction for any compensation in excess of $1 million for compensation paid to the CEO or any of the other Named Executive Officers included in the Summary Compensation Table, unless certain requirements are met. The Company does not currently believe that present compensation would be subject to such limitations and it is the Compensation Committee's present intention to comply with the limits and requirements of Section 162(m). The Compensation Committee will continue to review this matter.



Compensation Committee                              Board of Directors
(current members as to fiscal                       (current members as to
  1997 compensation)                                 award of stock options)

Alexander M. Adelson                                Alexander M. Adelson
Alan S. Poole                                       Alan S. Poole
David C. Batten (for part of fiscal year 1997)      David C. Batten

                                PERFORMANCE GRAPH

                  The following graph shows changes over the past five years in the value of $100 invested on November 1, 1992 in the Company's Class A Common Stock, the NASDAQ National Market System Index and MG Industry Group 403. MG Industry Group 403, Electronic Controls and Instruments is published by Media General Financial Services, P.O. Box 85333, Richmond, Virginia 23293 and is accessible through publications such as Industriscope and computer data bases such as Dialog and Dow Jones News Retrieval. MG Industry Group 403 includes both the Company's Class A Common Stock and Class B Common Stock.


                      COMPARISON OF 5-YEAR CUMULATIVE TOTAL
                   RETURN AMONG BASE TEN SYSTEMS, INC. CLASS A
                COMMON STOCK, MG GROUP INDEX, NASDAQ MARKET INDEX


                                PERFORMANCE GRAPH



                                       11/01/92     10/31/93      10/31/94     10/31/95      10/31/96     10/31/97
                                      ------------ ------------ ------------- ------------ ------------- ------------

Base Ten - Class A                        100          263          223           326          298           407
------------------------------------- ------------ ------------ ------------- ------------ ------------- ------------
MG Industry Group 403                     100          126          143           201          167           250
------------------------------------- ------------ ------------ ------------- ------------ ------------- ------------
NASDAQ Market Index                       100          131          140           166          194           255
------------------------------------- ------------ ------------ ------------- ------------ ------------- ------------



                RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

                  On March 13, 1998, the Company engaged PricewaterhouseCoopers LLP, independent certified public accountants, as the Company's auditors for the 1998 fiscal year. During the Company's two most recent fiscal years and the subsequent interim period preceding March 13, 1998, neither the Company (nor anyone acting on the Company's behalf) consulted with PricewaterhouseCoopers regarding the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company's financial statements, and neither a written report nor oral advice was provided to the Company by PricewaterhouseCoopers; or matters which would require disclosure pursuant to Items 304(a)(iv) and 304(a)(1)(v) of Regulation S-K.

                  PricewaterhouseCoopers will not be represented at the Special Meeting.

                  On March 3, 1998, the Company dismissed Deloitte & Touche LLP as the principal accountant to audit the Registrant's financial statements. The reports of Deloitte & Touche on the Company's financial statements for the past two fiscal years did not contain an adverse opinion or a disclaimer of opinion, nor were such reports qualified or modified as to uncertainty, audit scope or accounting principles. The decision to dismiss Deloitte & Touche was approved by the Company's Board of Directors.

                  During the two most recent fiscal years and the subsequent interim period preceding March 3, 1998, there were no disagreements with Deloitte & Touche on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to Deloitte & Touche's satisfaction, would have caused Deloitte & Touche to make reference to the subject matter of the disagreement in connection with its report. During the two most recent fiscal years and the subsequent interim period preceding March 3, 1998, Deloitte & Touche did not advise the Company of any matters set forth in Item 304(a)(1)(v) of Regulation S-K. Deloitte & Touche furnished the Company with a letter addressed to the Securities and Exchange Commission stating that it agreed with this disclosure, which was filed as an exhibit to the Company's Current Report on Form 8-K, dated March 3, 1998.

                  Deloitte & Touche will be not be represented at the Special Meeting.

                                  OTHER MATTERS

                  The Board of Directors does not know of any matters to be presented for action at the Special Meeting other than those listed in the Notice of Meeting and referred to herein. If any other matters properly come before the Special Meeting, it is intended that the proxy solicited hereby will be voted in accordance with the recommendation of the Board of Directors, or if there is no such recommendation, in the discretion of the proxy committee.


                             SHAREHOLDERS' PROPOSALS

                  Shareholders, upon written request to the Secretary of Base Ten Systems, Inc., One Electronics Drive, P.O. Box 3151, Trenton, NJ 08619, may receive, without charge, a copy of the Company's Annual Report on Form 10-K including the financial statements and schedules included therein, required to be filed with the Securities and Exchange Commission for the Company's fiscal year ended October 31, 1997.

                  Due to the change in the Company's fiscal year end from October 31 to December 31 beginning for the 1998 fiscal year, the Company anticipates that the Company's 1999 Annual Meeting of Shareholders will be held approximately 60 days later than the date the 1998 Annual Meeting was held. Any shareholder proposals which meet the requirements of the Securities and Exchange Commission Proxy Rules and intended to be included in proxy material for consideration at the Company's 1999 Annual Meeting of Shareholders, must be received by the Secretary of the Company not later than November 16, 1998.


By order of the Board of Directors,

WILLIAM F. HACKETT
Secretary

October ___, 1998

                                                                      EXHIBIT A

                             BASE TEN SYSTEMS, INC.
                          DIRECTORS' STOCK OPTION PLAN
1.       Purpose

         The purpose of the Base Ten Systems, Inc. Directors' Stock Option Plan (the "Plan") is to encourage non-employee directors who are not employees of Base Ten Systems, Inc. (the "Company") to acquire a proprietary interest in the future of the Company through the ownership of the Class A Common Stock of the Company ("Common Stock"). It is also expected that the Plan will encourage qualified persons to serve as directors of the Company.

2.       Administration of the Plan

         The Plan shall be administered by the Compensation Committee (the "Committee") of the Board of Directors of the Company (the "Board"). In administering the Plan, the Committee may adopt rules and regulations for carrying out the Plan. The interpretation and decision with regard to any question arising under the Plan made by the Committee shall be final and conclusive on all directors participating or eligible to participate in the Plan.

         Notwithstanding the foregoing, the determination of the directors to whom, and the time or times at which, options shall be granted and the number of shares of Common Stock to be included in the grants shall be made by the Board.



3.       Shares of Stock Subject to the Plan

         The total number of shares that may be issued pursuant to options granted under the Plan is 700,000 shares of Common Stock, subject to adjustment as provided in Paragraph 7. Any shares subject to an option which for any reason expires or is terminated unexercised may again be subject to an option under the Plan.



4.       Eligibility

         Directors who are not employees of the Company or any of its subsidiaries (including members of the Committee) are eligible to be granted options under the Plan. The directors who shall receive options under the Plan shall be selected from time to time by the Board and the Board shall determine the number of shares to be covered by the option granted to each such director.

5.       Duration of the Plan

         The Plan shall become effective as of January 1, 1998, subject to its approval by the stockholders of the Company. The Plan shall terminate upon the earliest of the following to occur: (a) the adoption of a resolution by the Board terminating the Plan, provided, however, that options then outstanding shall extend beyond such termination date; or (b) the date all shares of Common Stock subject to options are purchased or all unexercised options have expired.

6.       Terms and Conditions of Stock Options

         All options granted under this Plan shall be evidenced by an agreement between the Company and the optionee and shall be subject to all the applicable provisions of the Plan, including the following terms and conditions, and such other terms and conditions not inconsistent therewith as the Committee shall determine.

                  (a) The option price per share shall be determined by the Committee, but shall not be less than 100% of the fair market value of a share of Common Stock on the date the option is granted. The fair market value shall be the price for the Common Stock as reported for the day on which the option is granted. In the event that the method for determining the fair market value of the Common Stock provided for in this Paragraph 6 (a) shall not be practicable, then the fair market value per share shall be determined by such other reasonable method as the Committee shall, in its discretion, select and apply at the time of grant of the option concerned.

                  (b) Each option shall be exercisable during and over such period ending not later than ten years from the date it was granted, as may be determined by the Board and stated in the option grant agreement.

                  (c) Options shall be immediately exercisable.

                  (d) Each option may be exercised by giving written notice to the Company specifying the number of shares to be purchased, which shall be accompanied by payment in full including applicable taxes, if any. Payment shall be (i) in cash, or (ii) in shares of Common Stock already owned by the optionee (the value of such Common Stock shall be its fair market value on the date of exercise as determined under Paragraph 6 (a)), or (iii) by a combination of cash and shares of Common Stock. No option shall be exercised for less than the lesser of 50 shares or the full number of shares for which the option is then exercisable. No optionee shall have any rights to dividends or other rights of a shareholder with respect to shares of Common Stock subject to his option until he has given written notice of exercise of his option and paid in full for such shares.

                  (e) Each option may provide, or be amended to provide, that the optionee may exercise the option without payment of the option price by delivery to the Company of an exercise notice and irrevocable instructions to deliver shares of Common Stock directly to the brokerage firm named therein in exchange for payment of the option price by such brokerage firm to the Company.

                  (f) Upon an optionee's death, his option may thereafter be immediately exercised by the legal representative of his estate or by the legatee of the optionee under his last will until the expiration of the option.

                  (g) Except as  otherwise  provided  in this  paragraph  (g) of
Section 6, the option by its terms shall be personal and shall not be transferable by the optionee otherwise than by will or by the laws of descent and distribution. During the lifetime of an optionee, the option shall be exercisable only by him. The Committee may, in is discretion, authorize any option to be on terms which permit transfer of all or a portion of such option to members of the optionee's immediate family or a trust or partnership, or similar vehicle, established solely for the benefit of, or the partners or members of which are solely, such family members, provided that the option grant agreement expressly permits such transferability and any transfer of such option shall be in accordance with any other terms, conditions, rules and limitations prescribed by the Committee and/or set forth in the applicable option grant agreement. Following the valid transfer of any such option, the transferred option shall continue to be subject to the same terms and conditions as were applicable to such option immediately prior to such transfer, provided that the transferee of such option shall be treated under the Plan and the applicable agreement as the optionee.

7.       Changes in Capital/Change in Control

         Upon changes in the Common Stock by a stock dividend, stock split, reverse split, subdivision, recapitalization, merger, consolidation (whether or not the Company is a surviving corporation), combination or exchange of shares, separation, reorganization or liquidation, the number and class of shares available under the Plan as to which options may be granted, the number and class of shares under each option and the option price per share shall be correspondingly adjusted by the Committee, such adjustments to be made in the case of outstanding options without change in the total price applicable to such options; provided, however, no such adjustments shall be made in the case of stock dividends aggregating in any fiscal year of the Company not more than 5% of the Common Stock issued and outstanding at the beginning of such year or in the case of one or more splits, subdivisions or combinations of the Common Stock during any fiscal year of the Company resulting in an increase or decrease of not more than 5% of the Common Stock issued and outstanding at the beginning of such year.

         8.       Use of Proceeds

         Proceeds from the sale of shares pursuant to options granted under this Plan shall constitute general funds of the Company.

         9.       Amendments

         The Board may amend, alter or discontinue the Plan, including without limitation any amendment considered to be advisable by reason of changes to the Internal Revenue Code, but no amendment, alteration or discontinuation shall be made which would impair the rights of any holder of an option theretofore granted, without his consent, or which, without the approval of the shareholders, would:

                  (a) Except as is provided in Paragraph 7 of the Plan, increase the total number of shares reserved for the purpose of the Plan.

                  (b) Decrease the option price to less than 100% of the fair market value of a share of Common Stock on the date of the granting of the option.

         The Committee may amend the terms of any option heretofore granted, retroactively or prospectively, but no such amendment shall impair the rights of any holder without his consent.

10.      Governing Law

         The Plan shall be governed by and construed in accordance with the laws of the State of New Jersey.

                                                                      EXHIBIT B
                             BASE TEN SYSTEMS, INC.
                     1998 STOCK OPTION AND STOCK AWARD PLAN


1.       Purpose

                  The purpose of this Base Ten Systems, Inc. 1998 Stock Option and Stock Award Plan (the "Plan") is to encourage and enable selected officers and other key employees of Base Ten Systems Inc. (the "Company") and its subsidiaries to acquire a proprietary interest in the Company through the ownership of Class A Common Stock ("Common Stock") of the Company. Such ownership will provide such employees with a more direct stake in the future welfare of the Company and encourage them to remain with the Company and its subsidiaries. It is also expected that the Plan will encourage qualified persons to seek and accept employment with the Company and its subsidiaries. Pursuant to the Plan, such employees will be offered the opportunity to acquire such Common Stock through the grant of options, the award of restricted stock under the Plan, bonuses payable in stock, or a combination thereof.

                  As used herein, the term "subsidiary" shall mean any present or future corporation which is or would be a "subsidiary corporation" of the Company as the term is defined in Section 424(f) of the Internal Revenue Code of 1986, as amended (the "Code").

2.       Administration of the Plan

                  The Plan shall be administered by the Board of Directors of the Company or a Compensation Committee as appointed from time to time by the Board of Directors of the Company ("Board"), which Compensation Committee shall consist solely of not less than two (2) members of the Board qualifying as "non-employee directors" under Rule 16b-3 of the Securities Exchange Act of 1934, as it may be amended from time to time (the "Exchange Act"); none of the members of the Compensation Committee shall be eligible to be granted options or awarded restricted stock under the Plan or receive bonuses payable in stock. No member of the Board of Directors shall be appointed to the Compensation Committee who has been granted an option, awarded restricted stock or received a bonus payment in stock under the Plan within one year prior to appointment. As used hereinafter the term "Committee" shall mean (i) the Board of Directors of the Company at all times that a Compensation Committee is not in existence or
(ii) the Compensation Committee at all times that a Compensation Committee is in existence.

                  In administering the Plan, the Committee may adopt rules and regulations for carrying out the Plan. The interpretation and decision with regard to any question arising under the Plan made by the Committee shall be final and conclusive on all employees of the Company and its subsidiaries participating or eligible to participate in the Plan. The Committee may consult with counsel, who may be of counsel to the Company, and the Committee shall not incur any liability for any action taken in good faith in reliance upon the advice of counsel.

                  The Committee shall determine the employees to whom, and the time or times at which, grants or awards shall be made and the number of shares to be included in the grants or awards.

                  Each option granted pursuant to the Plan shall be evidenced by an Option Agreement (the "Agreement"). The Agreement shall not be a precondition to the granting of options; however, no person shall have any rights under any option granted under the Plan unless and until the optionee to whom such option shall have been granted shall have executed and delivered to the Company an Agreement. The Committee shall prescribe the form of the Agreement. A fully executed original of the Agreement shall be provided to both the Company and the optionee.



3.       Shares of Stock Subject to the Plan

                  The total number of shares that may be optioned or awarded under the Plan is 3,000,000 shares of Common Stock plus an additional amount of shares on May 1 each year, from May 1, 1999 to May 1, 2007, inclusive, equal to one percent (1%) of the number of shares of Common Stock outstanding on the immediately preceding April 30 (the "Additional Annual Increment"), of which (i) 450,000 shares plus shares equal to twenty percent (20%) of each Additional Annual Increment may be awarded as restricted stock and (ii) no more than 1,500,000 shares may be awarded as Incentive Stock Options, as defined in
Section 422 of the Code, except that, notwithstanding any of the foregoing limitations set forth in this Paragraph 3, said numbers of shares shall be adjusted as provided in Paragraph 12. Any shares subject to an option which for any reason expires or is terminated unexercised and any restricted stock which is forfeited may again be optioned or awarded under the Plan; provided, however, that forfeited shares shall not be available for further awards if the employee has realized any benefits of ownership from such shares. Shares subject to the Plan may be either authorized and unissued shares or issued shares acquired by the Company or its subsidiaries.



4.       Eligibility

                  Key employees, including officers, of the Company and its subsidiaries (but excluding members of the Committee), are eligible to be granted options and awarded restricted stock under the Plan and to have their bonuses payable in stock. The employees who shall receive awards or options under the Plan shall be selected from time to time by the Committee, in its sole discretion, from among those eligible, and the Committee shall determine, in its sole discretion, the number of shares to be covered by the award or awards and by the options or options granted to each such employee selected.

5.       Duration of the Plan

                  The Plan shall terminate upon the earlier of the following dates or events to occur:

                  (a) upon the adoption of a resolution of the Board terminating the Plan; or

                  (b) ten years from the date of adoption of the Plan by the Board; or

                  (c) the date all shares of Common Stock subject to the Plan shall have been purchased according to the Plan's provisions.

                  No such termination of the Plan shall affect the rights of any participant hereunder and all options previously granted and restricted stock and stock bonus awarded hereunder shall continue in force and in operation after the termination of the Plan, except as they may be otherwise terminated in accordance with the terms of the Plan.

6.       Terms and Conditions of Stock Options

                  All options granted under this Plan shall be either Incentive Stock Options as defined in Section 422 of the Code or options other than Incentive Stock Options. Each such option shall be subject to all the applicable provisions of the Plan, including the following terms and conditions, and to such other terms and conditions not inconsistent therewith as the Committee shall determine.

                  (a) The option price per share shall be determined by the Committee. However, the option price shall not be less than 100% of the fair market value at the time the option is granted. The fair market value shall be the closing price of the Common Stock as reported on NASDAQ for the day on which the option is granted. In the event that the method for determining the fair market value of the shares provided for in this Paragraph 6(a) shall not for any reason be practicable, then the fair market value per share shall be determined by such other reasonable method as the Committee shall, in its discretion, select and apply at the time of grant of the option concerned.

                  (b) Each option shall be exercisable during and over such period ending not later than ten years from the date it was granted, as may be determined by the Committee and stated in the option.

                  (c) No option shall be exercisable prior to the expiration of the period specified by the Committee at the time of grant (the "vesting period"), which period shall not be less than six (6) months, except as provided in Paragraphs 6(j), 9 and 12 of the Plan.

                  (d) Each option shall state whether it will or will not be treated as an Incentive Stock Option.

                  (e) Each option may be exercised by giving written notice to the Company specifying the number of shares to be purchased, which shall be accompanied by payment in full including applicable taxes, if any. Payment shall be (i) in cash, or (ii) in shares of Common Stock of the Company already owned by the optionee (the value of such stock shall be its fair market value on the date of exercise as determined under Paragraph 6(a), or (iii) by a combination of cash and shares of Common Stock of the Company. No option shall be exercised for less than the lesser of 50 shares or the full number of shares for which the option is then exercisable. No optionee shall have any rights to dividends or other rights of a shareholder with respect to shares subject to his option until he has given written notice of exercise of his option and paid in full for such shares. Tax withholding obligations may be met by the withholding of Common Stock otherwise deliverable to the optionee pursuant to procedures approved by the Committee. In no event shall Common Stock be delivered to any optionee until he has paid to the Company in cash the amount of tax required to be withheld by the Company or has elected to have his tax withholding obligations met by the withholding of Common Stock in accordance with the procedures approved by the Committee, except that in the case of later tax dates under Section 83 of the Code, the Company may deliver Common Stock prior to the optionee's satisfaction of tax withholding obligations if the optionee makes arrangements satisfactory to the Company that such obligations will be met on the applicable tax date.

                  (f) Notwithstanding the foregoing Paragraph 6(e) of the Plan, each option granted hereunder may provide, or be amended to provide, the right either (i) to exercise such option in whole or in part without any payment of the option price, or (ii) to request the Committee to permit, in its sole discretion, such exercise without any payment of the option price. If an option is exercised without a payment of the option price, the optionee shall be entitled to receive that number of whole shares as is determined by dividing (a) an amount equal to the fair market value per share on the date of exercise as determined under Paragraph 6(a) into (b) an amount equal to the excess of the total fair market value of the shares on such date as so determined with respect to which the option is being exercised over the total cash purchase price of such shares as set forth in the option. Fractional shares will be rounded to the next lowest number and the optionee will receive cash in lieu thereof. At the sole discretion of the Committee, or as specified in the option, the settlement of all or part of an optionee's rights under this Paragraph 6(f) may be made in cash in an amount equal to the fair market value of the shares otherwise payable hereunder. The number of shares with respect to which any option is exercised under this Paragraph 6(f) shall reduce the number of shares thereafter available for exercise under the option, and such shares thereafter may not again be optioned under the Plan.

                  (g) Each option may provide, or be amended to provide, that the optionee may exercise the option without payment of the option price by delivery to the Company of an exercise notice and irrevocable instructions to deliver shares of Common Stock directly to the brokerage firm named therein in exchange for payment of the option price and withholding taxes by such brokerage firm to the Company.

                  (h) If an optionee's employment by the Company or a subsidiary terminates by reason of his retirement under a retirement plan of the Company or a subsidiary, his option may thereafter be exercised whenever the vesting period has elapsed until the expiration of the stated period of the option; provided, however, that if the optionee dies after such termination of employment, any unexercised option may thereafter be immediately exercised in full by the legal representative of his estate or by the legatee of the optionee under his last will until the expiration of the stated period of the option; provided, further, that any right granted to such an optionee pursuant to Paragraph 6(f) of the Plan, shall terminate on the date of such termination of employment.

                  (i) If an optionee's employment by the Company or a subsidiary terminates by reason of permanent disability, as determined by the Committee, his option may thereafter be exercised whenever the vesting period has elapsed until the expiration of the stated period of the option; provided, however, that if the optionee dies after such termination of employment, any unexercised option may thereafter be immediately exercised in full by the legal representative of his estate or by the legatee of the optionee under his last will until the expiration of the stated period of the option; provided, further, that any right granted to such an optionee pursuant to Paragraph 6(f) of the Plan, shall terminate on the date of such termination of employment.

                  (j) If an optionee's employment by the Company or a subsidiary terminates by reason of his death, his option may thereafter be immediately exercised in full by the legal representative of his estate or by the legatee of the optionee under his last will until the expiration of the stated period of the option; provided, however, that any right granted to such an optionee pursuant to Paragraph 6(f) of the Plan, shall terminate on the date of his death.

                  (k) Unless otherwise determined by the Committee, if an optionee's employment terminates for any reason other than death, retirement or permanent disability, his option shall thereupon terminate.

                  (l) The option by its terms shall be personal and shall not be transferable by the optionee otherwise than by will or by the laws of descent and distribution. During the lifetime of an optionee, the option shall be exercisable only by him.

                  (m) Notwithstanding any intent to grant Incentive Stock Options, an option granted will not be considered an Incentive Stock Option to the extent that it together with any earlier Incentive Stock Options permits the exercise for the first time in any calendar year of more than $100,000 in value of Common Stock (determined at the time of grant).

                  (n) In the event any option is exercised by the executors, administrators, heirs or distributees of the estate of a deceased optionee, the Company shall be under no obligation to issue Common Stock thereunder unless and until the Company is satisfied that the person or persons exercising the option are the duly appointed legal representative of the deceased optionee's estate or the proper legatees or distributees thereof.

                  (o) No Incentive Stock Option shall be granted to an employee who owns immediately before the grant of such option, directly or indirectly, stock possessing more than 10% of the total combined voting power of all classes of stock of the Company. This restriction does not apply if, at the time such Incentive Stock Option is granted, the option price is at least 110% of the fair market value of one share of Common Stock, as determined in Paragraph 6(a), on the date of grant and the Incentive Stock Option by its terms is not exercisable after the expiration of five years from the date of grant.

7.       Terms and Conditions of Restricted Stock Awards

                  All awards of restricted stock under the Plan shall be subject to all the applicable provisions of the Plan, including the following terms and conditions, and to such other terms and conditions not inconsistent therewith, as the Committee shall determine.

                  (a) Awards of restricted stock may be in addition to or in lieu of option grants.

                  (b) During a period set by the Committee at the time of each award of restricted stock (the "restriction period"), the recipient shall not be permitted to sell, transfer, pledge, or assign the shares of restricted stock.

                  (c) Shares of restricted stock shall become free of all restrictions if the recipient dies or his employment terminates by reason of permanent disability, as determined by the Committee, during the restriction period and, to the extent set by the Committee at the time of the award or later, if the recipient retires under a retirement plan of the Company or a subsidiary during such period. The Committee may require medical evidence of permanent disability, including medical examinations by physician(s) selected by it. If the Committee determines that any such recipient is not permanently disabled or that a retiree's restricted stock is not to become free of restrictions, the restricted stock held by either such recipient, as the case may be, shall be forfeited and revert to the Company.

                  (d) Shares of restricted stock shall be forfeited and revert to the Company upon the recipient's termination of employment during the restriction period for any reason other than death, permanent disability or retirement under a retirement plan of the Company or a subsidiary except to the extent the Committee, in its sole discretion, finds that such forfeiture might not be in the best interest of the Company and, therefore, affirmatively waives in writing all or part of the application of this provision to the restricted stock held by such recipient.

                  (e) Stock certificates for restricted stock shall be registered in the name of the recipient but shall be appropriately legended and returned to the Company by the recipient, together with a stock power, endorsed in blank by the recipient. The recipient shall be entitled to vote shares of restricted stock and shall be entitled to all dividends paid thereon, except that dividends paid in Common Stock or other property shall also be subject to the same restrictions.

                  (f) Restricted stock shall become free of the foregoing restrictions upon expiration of the applicable restriction period and the Company shall deliver Common Stock certificates evidencing such stock.

                  (g) Recipients of restricted stock shall be required to pay taxes to the Company upon the expiration of restriction periods or such earlier dates as elected pursuant to Section 83 of the Code; provided, however, tax withholding obligations may be met by the withholding of Common Stock otherwise deliverable to the recipient pursuant to procedures approved by the Committee. In no event shall Common Stock be delivered to any awardee until he has paid to the Company in cash the amount of tax required to be withheld by the Company or has elected to have his withholding obligations met by the withholding of Common Stock in accordance with the procedures approved by the Committee.

8.       Bonuses Payable in Stock
                  In lieu of cash bonuses otherwise payable under the Company's compensation practices to employees eligible to participate in the Plan, the Committee, in its sole discretion, may determine that such bonuses shall be payable in stock or partly in stock and partly in cash. Such bonuses shall be in consideration of services previously performed and shall consist of shares of Common Stock free of any restrictions imposed by the Plan. The number of shares of Common Stock payable in lieu of an amount of each bonus otherwise payable shall be determined by dividing such amount by the fair market value of one share of Common Stock on the date the bonus is payable, with the fair market value determined in accordance with Paragraph 6(a). The Company shall withhold from any such bonus an amount of cash sufficient to meet its tax withholding obligations.

9.       Limited Rights

                  Any option granted under the Plan may, at the discretion of the Committee, contain provisions for limited rights, as described herein. A limited right shall be exercisable upon the occurrence of an event specified in the option as an exercise event, and shall expire thirty (30) days after the occurrence of such event. Exercise events may include, at the discretion of the Committee and as specified in the option, consummation of a tender or exchange offer for at least 20% of the Company's Common Stock outstanding at the commencement of such offer or a proxy contest the result of which is the replacement of a majority of the members of the Company's Board of Directors, or consummation of a merger or reorganization of the Company in which the Company does not survive or in which the shareholders of the Company receive stock or securities of another corporation or cash, or a liquidation or dissolution of the Company or other similar events. Limited rights shall permit optionees to receive in cash either (i) the highest market price per share for each share covered by an option, without regard to the date on which the option otherwise would be exercisable, which the Company's Common Stock traded on NASDAQ for the sixty days immediately preceding the exercise event or (ii) if provided by the Committee in its discretion at the time of grant, the highest market price per share for each share covered by the option which the Company's Common Stock traded on NASDAQ on the date of exercise, less the option price per share specified in the option. In the event the exercise event is consummation of a tender or exchange offer, the value per share set by the tenderor or offeror shall be substituted for the highest market price per share provided in clause
(i) in the preceding sentence. Limited rights shall not extend the exercise period of any option and, to the extent exercised, shall reduce the shares of Common Stock available under the Plan and the shares of Common Stock covered by the options to which the limited rights relate.

10.      Transfer, Leave of Absence, Etc.

                  For the purpose of the Plan: (a) a transfer of an employee from the Company to a subsidiary, or vice versa, or from one subsidiary to another, and (b) a leave of absence, duly authorized in writing by the Company, shall not be deemed a termination of employment.

11.      Rights of Employees

                  (a) No person shall have any rights or claims under the Plan except in accordance with the provisions of the Plan.

                  (b) Nothing contained in the Plan shall be deemed to give any employee the right to be retained in the service of the Company or its subsidiaries.

12.      Changes in Capital

                  Upon changes in the Common Stock by a stock dividend, extraordinary dividend payable in cash or property, stock split, reverse split, subdivision, recapitalization, merger, consolidation (whether or not the Company is a surviving corporation), combination or exchange of shares, separation, reorganization or liquidation, the number and class of shares available under the Plan as to which stock options and restricted stock may be awarded, the number and class of shares under each option or award and the option price per share shall be correspondingly adjusted by the Committee, such adjustments to be made in the case of outstanding options without change in the total price applicable to such options; provided, however, no such adjustments shall be made in the case of stock dividends aggregating in any fiscal year of the Company not more than 5% of the Common Stock issued and outstanding at the beginning of such year or in the case of one or more splits, subdivisions or combinations of the Common Stock during any fiscal year of the Company resulting in an increase or decrease of not more than 5% of the Common Stock issued and outstanding at the beginning of such year.

                  In the event of a "Change of Control of the Company" (as hereinafter defined) (i) all restrictions on restricted stock previously awarded to recipients under the Plan shall lapse and (ii) all stock options and stock appreciation rights which are outstanding shall become immediately exercisable in full without regard to any limitations of time or amount otherwise contained in the Plan, the options or the rights. Further, in the event of a Change in Control of the Company, the Committee may determine that the options shall be adjusted and make such adjustments by substituting for Common Stock subject to options, stock or other securities of any successor corporation to the Company that may be issuable by another corporation that is a party to such Change in Control of the Company if such stock or other securities are publicly traded or, if such stock or other securities are not publicly traded, by substituting stock or other securities of a parent or affiliate of such corporation if the stock or other securities of such parent or affiliate are publicly traded, in which event the aggregate option price shall remain the same and the amount of shares or other securities subject to options shall be the amount of shares or other securities which could have been purchased on the day of the Change in Control of the Company with the proceeds which would have been received by the optionee if the option had been exercised in full prior to such Change in Control of the Company and the optionee had exchanged all of such shares in the Change in Control transaction. No optionee shall have any right to prevent the consummation of any of the foregoing acts affecting the number of shares available to the optionee.

                  For purposes of the foregoing, a "Change in Control of the Company" shall be deemed to have occurred upon the occurrence of one of the following events:

                           (a) "any person," as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (other than the Company, any employee benefit plan sponsored by the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company, or any corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportion as their ownership of stock of the Company), is or becomes (other than pursuant to a transaction which is deemed to be a "Non-Qualifying Transaction" under Subsection 12(c)) the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company's then outstanding securities eligible to vote for the election of the Board of Directors of the Company (the "Company Voting Securities"); or

                           (b) individuals who, on January 31, 1998, constitute the Board of Directors of the Company (the "Incumbent Directors") cease for any reason to constitute at least a majority of the Board of Directors of the Company, provided that any person becoming a director subsequent to January 31, 1998, whose election or nomination for election was approved by a vote of at least two-thirds of the Incumbent Directors then on the Board of Directors of the Company (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without written objection to such nomination) shall be an Incumbent Director; provided, however, that no individual initially elected or nominated as a director of the Company as a result of an actual or threatened election contest with respect to directors (including without limitation in order to settle any such contest) or any other actual or threatened solicitation of proxies by or on behalf of any person other than the Board of Directors of the Company shall be an Incumbent Director; or

                           (c) the stockholders of the Company approve a merger, consolidation, statutory share exchange or similar form of corporate transaction involving the Company or any of its subsidiaries that requires such approval, whether for such transaction or the issuance of securities in the transaction (a "Business Combination"), unless immediately following such Business
                                    Combination:  (i) more than 50% of the total
                                    voting   power   of  (x)   the   corporation
                                    resulting  from  such  Business  Combination
                                    (the  "Surviving  Corporation"),  or  (y) if
                                    applicable,  the ultimate parent corporation
                                    that directly or indirectly  has  beneficial
                                    ownership  of 100% of the voting  securities
                                    eligible to elect directors of the Surviving
                                    Corporation (the "Parent Corporation"), will
                                    be represented by Company Voting  Securities
                                    that were outstanding  immediately  prior to
                                    such    Business    Combination    (or,   if
                                    applicable,  shares into which such  Company
                                    Voting Securities were converted pursuant to
                                    such Business  Combination),  (ii) no person
                                    (other  than  any   employee   benefit  plan
                                    sponsored  or  maintained  by the  Surviving
                                    Corporation or the Parent  Corporation) will
                                    be or becomes the beneficial owner, directly
                                    or indirectly,  of 25 % or more of the total
                                    voting  power  of  the  outstanding   voting
                                    securities  eligible to elect  directors  of
                                    the Parent  Corporation  (or, if there is no
                                    Parent     Corporation,     the    Surviving
                                    Corporation)  and (iii) at least a  majority
                                    of the members of the board of  directors of
                                    the Parent  Corporation  (or, if there is no
                                    Parent     Corporation,     the    Surviving
                                    Corporation)  following the  consummation of
                                    the  Business   Combination  were  Incumbent
                                    Directors at the time of the approval of the
                                    Board of  Directors  of the  Company  of the
                                    execution of the initial agreement providing
                                    for such Business  Combination (any Business
                                    Combination   which  satisfies  all  of  the
                                    criteria  specified  in (i),  (ii) and (iii)
                                    above    shall   be    deemed    to   be   a
                                    "Non-Qualifying Transaction"); or

                           (d) the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets.

                  Anything contained herein to the contrary notwithstanding, a Change in Control of the Company shall be deemed not to have occurred with respect to any optionee who participates as an investor in the acquiring entity (which shall include the Parent Corporation) in any such Change in Control transaction unless such acquiring entity is a publicly-traded corporation and the optionee's interest in such acquiring entity immediately prior to the acquisition constitutes less than one percent (1 %) of both (1) the combined voting power of such entity's outstanding securities and (2) the aggregate fair market value of such entity's outstanding equity securities. For this purpose the optionee's interest in any equity securities shall include any such interest of which such optionee is a beneficial owner.

13.      Use of Proceeds

                  Proceeds from the sale of shares pursuant to options granted under this Plan shall constitute general funds of the Company.

14.      Amendments

                  The Board of Directors may amend, alter or discontinue the Plan, including without limitation any amendment considered to be advisable by reason of changes to the United States Internal Revenue Code, but no amendment, alteration or discontinuation shall be made which would impair the rights of any holder of an award of restricted stock or option or stock bonus theretofore granted, without his consent, or which, without the approval of the shareholders, would:

                  (a) except as is provided in Paragraph 12 of the Plan, increase the total number of shares reserved for the purpose of the Plan.

                  (b) except as is provided in Paragraphs 6(f) and 12 of the Plan, decrease the option price of an option to less than 100% of the fair market value on the date of the granting of the option.

                  (c) change the class of persons eligible to receive an award of restricted stock or options under the Plan; or

                  (d) extend the duration of the Plan.

                  The Committee may amend the terms of any award of restricted stock or option theretofore granted, retroactively or prospectively, but no such amendment shall impair the rights of any holder without his consent.

15.      Miscellaneous Provisions

                  (a) The Plan shall be unfunded. The Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure the issuance of shares upon exercise of any option under the Plan.

                  (b) It is understood that the Committee may, at any time and from time to time after the granting of an option or the award of restricted stock or bonuses payable in Common Stock hereunder, specify such additional terms, conditions and restrictions with respect to such option or stock as may be deemed necessary or appropriate to ensure compliance with any and all applicable laws, including, but not limited to, terms, restrictions and conditions for compliance with federal and state securities laws and methods of withholding or providing for the payment of required taxes.

                  (c) If at any time the Committee shall determine, in its discretion, that the listing, registration or qualification of shares of Common Stock upon any national securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the sale or purchase of shares of Common Stock hereunder, no option or stock appreciation right may be exercised or restricted stock or stock bonus may be transferred in whole or in part unless and until such listing, registration, qualification, consent or approval shall have been effected or obtained, or otherwise provided for, free of any conditions not acceptable to the Committee.

                  (d) The Plan shall be governed by and construed in accordance with the laws of the State of New Jersey.

16.      Limits of Liability

                  (a) Any liability of the Company or a subsidiary of the Company to any Participant with respect to an option or stock or other award shall be based solely upon contractual obligations created by the Plan and the Agreement.

                  (b) Neither the Company nor a subsidiary of the Company, nor any member of the Committee or the Board, nor any other person participating in any determination of any question under the Plan, or in the interpretation, administration or application of the Plan, shall have any liability to any party for any action taken or not taken in connection with the Plan, except as may expressly be provided by statute.